EXHIBIT 2

Teck Resources Limited

Issuer

Teck Cominco Metals Ltd.

Teck Cominco Coal Partnership

Teck Coal Partnership

Quintette Coal Partnership

Fording Limited Partnership

Cardinal River Coals Ltd.

Cominco Mining Partnership

Teck American Incorporated

Teck Colorado Inc.

Teck Alaska Incorporated

Aurcay Holdings Inc.

Aur QB Inc.

Minera Canada Tungsten Chile Ltda.

Teck Operaciones Mineras Chile Ltda.

Canada Tungsten (Cayman) Inc.

Relincho Bahamas Ltd.

Minera Relincho Copper SA

Teck Base Metals Ltd.

Teck-Pogo Inc.

Cominco Nova Scotia Company

TCAI Incorporated

TCL U.S. Holdings Ltd.

Teck Financial Corp. Ltd.

Teck Hungary Kft

Guarantors

9.75% Senior Secured Notes Due 2014

10.25% Senior Secured Notes Due 2016

10.75% Senior Secured Notes Due 2019

INDENTURE

Dated as of May 8, 2009

The Bank of New York Mellon Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	7.06.
(b)(2)	7.06
(c)	7.06; 13.02
(d)	7.06
314(a)	4.02;
4.10; 13.02
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	4.10
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.10
316(a)(last sentence)	13.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

SCHEDULES

Schedule 1

APPENDIXES

Appendix A

Exhibit 1.1 to Appendix A – Form of 2014 144A Security

Exhibit 1.2 to Appendix A – Form of 2014 Regulation S Security

Exhibit 1.3 to Appendix A – Form of 2014 Registered Security

Exhibit 2.1 to Appendix A – Form of 2016 144A Security

Exhibit 2.2 to Appendix A – Form of 2016 Regulation S Security

Exhibit 2.3 to Appendix A – Form of 2016 Registered Security

Exhibit 3.1 to Appendix A – Form of 2019 144A Security

Exhibit 3.2 to Appendix A – Form of 2019 Regulation S Security

Exhibit 3.3 to Appendix A – Form of 2019 Registered Security

Appendix B – Form of Initial Subsidiary Guarantee

Appendix C – Form of Certificate of Transfer

Appendix D – Form of Certificate of Exchange

v

INDENTURE dated as of May 8, 2009, among TECK RESOURCES LIMITED, a corporation organized under the laws of Canada (the “Company”), the Guarantors (as defined herein), and THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 9.75% Senior Secured Notes Due 2014, 10.25% Senior Secured Notes Due 2016 and 10.75% Senior Secured Notes Due 2019:

Article 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“2014 Securities” means the 9.75% Senior Secured Notes Due 2014 issued on the Issue Date and the Additional 2014 Securities, if any, and any Exchange Notes issued in exchange therefor, if any, treated as a single class.

“2016 Securities” means the 10.25% Senior Secured Notes Due 2016 issued on the Issue Date and the Additional 2016 Securities, if any, and any Exchange Notes issued in exchange therefor, if any, treated as a single class.

“2019 Securities” means the 10.75% Senior Secured Notes Due 2019 issued on the Issue Date and the Additional 2019 Securities, if any, and any Exchange Notes issued in exchange therefor, if any, treated as a single class.

“Additional 2014 Securities” means 2014 Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any 2014 Securities issued in exchange for or replacement of any 2014 Security issued on the Issue Date shall not be Additional 2014 Securities.

“Additional 2016 Securities” means 2016 Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any 2016 Securities issued in exchange for or replacement of any 2016 Security issued on the Issue Date shall not be Additional 2016 Securities.

“Additional 2019 Securities” means 2019 Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any 2019 Securities issued in exchange for or replacement of any 2019 Security issued on the Issue Date shall not be Additional 2019 Securities.

“Additional Assets” means (1) any property or assets (other than current assets, Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary in a Permitted Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or (4) capital expenditures relating to an asset used or useful in a Permitted Business, provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

“Additional Interest” means all additional interest owing on the Securities pursuant to the Registration Rights Agreement.

“Additional Securities” means, collectively, the Additional 2014 Securities, the Additional 2016 Securities and the Additional 2019 Securities, if any.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after May 15, 2014 in the case of the 2014 Securities, May 15, 2013 in the case of the 2016 Securities, or May 15, 2014 in the case of the 2019 Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus .50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“After-Acquired Property” means any property of the Company or any Subsidiary Guarantor acquired after the Issue Date of a type that secures the Securities and the Subsidiary Guarantees.

“Applicable Premium” as calculated by the Company, means (i) with respect to a 2014 Security at any redemption date, the greater of (A) 1.00% of the principal amount of such 2014 Security and (B) the excess of (1) the present value at such redemption date of the principal amount of such Security at May 15, 2014 plus all required remaining scheduled interest payments due to and including May 15, 2014 (excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (2) the principal amount of such Security on such redemption date; and (ii) with respect to a 2016 Security or a 2019 Security at any redemption date, the greater of (A) 1.00% of the principal amount of such Security and (B) the excess of (1) the present value at such redemption date of (a), in the case of the 2016 Securities, the redemption price of such Securities on May 15, 2013 (such redemption price being described in paragraph 5 of the Form of 2016 Security) or, in the case of the 2019 Securities, the redemption price of such Securities on May 15, 2014 (such redemption price being described in paragraph 5 of the Form of 2019 Security) in each case exclusive of any accrued interest plus (b) all required remaining scheduled interest payments due on such Security through May 15, 2013 in the case of the 2016 Securities, or May 15, 2014 in the case of the 2019 Securities, (but, in each case, excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (2) the principal amount of such Security on such redemption date.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of an amalgamation, merger, statutory plan of arrangement, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of clauses (1), (2) and (3) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; a disposition effected in compliance with Section 5.01(a); a disposition subject to Section 4.04, or a Permitted Investment; a disposition of assets with a Fair Market Value of less than $300 million; a disposition of cash or Cash Equivalents; the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); a disposition of (i) any equipment that has become damaged, worn out or obsolete or (ii) no longer used or useful material or equipment which are not material in the aggregate; licenses granted to third parties in the ordinary course of business; and a disposition of accounts receivable in connection with the compromise, settlement or collection thereof.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.” For the purposes of Section 4.07, an Attributable Debt will be deemed to be secured by a Lien on the property being leased.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bilateral Credit Agreements” means certain credit agreements between the Company and, in each case, the lenders parties thereto existing on the Issue Date, as have been and may be amended, restated, supplemented, modified or replaced from time to time.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

“Bridge Credit Agreement” means the Amended and Restated Bridge Credit Agreement dated as of April 30, 2009 among the Company, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, which provides for the terms and conditions relating to the bridge credit facility in the aggregate principal amount of $4,527 million, as such amount may be reduced in accordance with the terms of the Bridge Credit Agreement, as the same may be amended, restated, supplemented, modified or replaced from time to time.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount (at the time any determination is to be made) of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the “Stated Maturity” thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means any of the following:

(1) direct obligations of the United States of America, or any agency thereof, or the Government of Canada or any Canadian province, or any agency thereof, or obligations Guaranteed by the United States of America, or any agency thereof, or the Government of Canada or any Canadian province or any agency thereof;

(2) investments in time deposit accounts, certificates of deposit and bankers’ acceptances maturing within 180 days of the date of acquisition thereof, and money market deposits issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated “A-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a financial institution meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, or Province of territory of Canada or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

(6) investment funds investing at least 95% of their assets in cash and securities of the types described in clauses (1) through (5) above; and

(7) instruments equivalent to those referred to in clauses (1) through (6) above denominated in U.S. dollars or any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than to the Company or one of its Subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Permitted Holders) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) the Company consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, any Person, or any Person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction;

(4) the first day on which the majority of the members of the Board of Directors cease to be Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, any holding company whose only significant asset is Capital Stock of the Company or any of its direct or indirect parent companies shall not itself be considered a “Person” or “group” for purposes of clause (2) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the property described in and subject to the Liens purported to be created by any Security Document.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar agreement or arrangement relating to, or the value of which is dependent upon or which is designed to protect such Person against, fluctuations in commodity prices.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Comparable Treasury Issue” means, with respect to the Securities of a series, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities of such series from the redemption date to May 15, 2014, in the case of the 2014 Securities, from the redemption date to May 15, 2013, in the case of the 2016 Securities, or from the redemption date to May 15, 2014, in the case of the 2019 Securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to May 15, 2014, in the case of the 2014 Securities, May 15, 2013, in the case of the 2016 Securities, or May 15, 2014 in the case of the 2019 Securities.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending immediately prior to the date of such determination for which financial statements are available, to (2) Consolidated Interest Expense for such period; provided, however, that (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness (other than ordinary working capital borrowings) since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness; (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale); (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by amalgamation, merger, statutory plan of arrangement or otherwise) shall have made an Investment in any Person that becomes a Restricted Subsidiary or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Consolidated Interest Expense” means, for any period, the total interest expense less interest income of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication,

(1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale and Leaseback Transaction;

(2) amortization of debt discount and debt issuance costs;

(3) capitalized interest;

(4) non-cash interest expense;

(5) commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing;

(6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary;

(7) net payments pursuant to Interest Rate Agreements (including amortization of fees);

(8) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Restricted Subsidiary; and

(9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Leverage Ratio” means, as of the date of calculation (the “Calculation Date”), the ratio of (1) the aggregate outstanding Indebtedness of the Company and its Restricted Subsidiaries on the Calculation Date, on a consolidated basis, to (2) the EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available, immediately preceding the Calculation Date. The amount in clause (1) shall include the Indebtedness, Disqualified Stock or Preferred Stock giving rise to the need to make such calculation. The Consolidated Leverage Ratio shall be calculated in the same manner as set forth in sub-paragraphs (i) through (v) and the final two paragraphs of the definition of Consolidated Coverage Ratio.

“Consolidated Net Income” means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A) subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company for any period prior to the date of such acquisition;

(3) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary to the extent that at the date of determination the payment of dividends or the making of distributions of that net income is not permitted without any prior approval (that has not been obtained), pursuant to the terms of its charter and all agreement, instrument, judgments, decrees, orders, statutes, rules or governmental regulation applicable by such Restricted Subsidiary or its stockholders (unless such restriction with respect to the payment of dividends or the making of distributions has been waived) except that:

(A) subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause); and

(B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5) any extraordinary gains or losses;

(6) the cumulative effect of a change in accounting principles;

(7) any non-cash gain or loss attributable to any Commodity Price Protection Agreement until such time as it is settled, at which time the net gain or loss shall be included;

(8) any non-cash impairment charges resulting from the write-down of goodwill or other long-lived assets and any amortization of intangibles in each case in accordance with GAAP;

(9) any net after-tax gain or loss on disposal of discontinued operations;

(10) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options, restricted stock, restricted stock units or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries;

(11) any cumulative non-cash translation gains or losses recorded in net income in accordance with GAAP; and

(12) unrealized gains or losses on foreign exchange contracts or Investments,

in each case, for such period. Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(4)(C)(iv).

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any portion thereof constituting Funded Debt); and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries, with those of the Company in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who: (1) was a member of the Board of Directors on the date of the closing of the offering of the Securities; or (2) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 4 East, New York, NY 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means (1) one or more debt facilities (including, without limitation, the Term Credit Agreement, the Revolving Credit Agreement and the Bilateral Credit Agreements, but excluding the Bridge Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing or letters of credit, and (2) any notes, bonds or other instruments issued and sold in a public offering, Rule 144A, or other private transaction (together with any related indentures, note purchase agreements or similar agreements), in each case as to clause (1) and (2), as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.3 to Annex A of this Indenture, in substantially the form of a Global Security hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the [Designated] Global Security” attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3) redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3), on or prior to the first anniversary of the Stated Maturity of the Securities of a series; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Securities of such series shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities pursuant to Sections 4.05 and 4.06 of this Indenture.

“EBITDA” for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1) provision for taxes based on income, profits or capital of the Company and its Consolidated Restricted Subsidiaries;

(2) Consolidated Interest Expense;

(3) depreciation and depletion expense of the Company and its Consolidated Restricted Subsidiaries;

(4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

(5) any unusual or non-recurring charges, write-downs or losses (and minus any such gains); and

(6) all other non-cash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (other than accrual of revenue in the ordinary course of business) of the Company and its Restricted Subsidiaries in each case, for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, unless such restriction with respect to dividends has been waived.

“Equity Offering” means a primary offering of Capital Stock other than (i) Disqualified Stock, (ii) Preferred Stock (iii) issuances to a Subsidiary of the Company or (iv) public offerings with respect to the Company’s common stock made pursuant to an employee benefit plan only to employees of the Company or its Subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement relating to an exchange of Securities registered under the Securities Act for and evidencing the same indebtedness as Securities not so registered.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” means Securities registered under the Securities Act to be exchanged for and evidencing the same indebtedness as the Securities not so registered, pursuant to and as set forth in the Registration Rights Agreement relating to such an exchange.

“Existing Notes” means the Company’s $200,000,000 7.00% Notes due 2012, its $300,000,000 5.375% Notes due 2015 and its $700,000,000 6.125% Notes due 2035.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of such Board of Directors; provided, however, that for purposes of Section 4.04(a)(4)(C), if the Fair Market Value of the property or assets in question is so determined to be in excess of $300.0 million, such determination must be confirmed by an Independent Qualified Party.

“Form of 2016 Security” means the Form of 2016 144A Security and Form of 2016 Regulation S Security attached to this Indenture at Appendix A Exhibit 2.1 and Exhibit 2.2, respectively.

“Form of 2019 Security” means the Form of 2019 144A Security and Form of 2019 Regulation S Security attached to this Indenture at Appendix A Exhibit 3.1 and Exhibit 3.2, respectively.

“Funded Debt” means, as applied to any Person, all Indebtedness created or assumed by such person maturing after, or renewable or extendable at the option of such person beyond, 12 months from the date of creation thereof.

“GAAP” means generally accepted accounting principles in Canada as in effect as of the Issue Date. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“General Security Agreements” means, collectively, the General Security Agreement, dated as of April 30, 2009, among the Company, the Canadian debtors parties thereto and CIBC Mellon Trust Company, as trustee and the General Security Agreement dated as of April 30, 2009 among the U.S. debtors parties thereto and CIBC Mellon Trust Company, as trustee.

“Global Security Legend” means the legend set forth in Section 2.06(g)(4) hereof, which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2) investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(3) corresponding instruments in Canada customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for the primary purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities together with the obligations of the Company hereunder, on the terms provided for in this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement;

(2) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement; or

(3) any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by amalgamation, merger, statutory plan of arrangement, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit (including reimbursement obligations with respect thereto);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after acquiring such property or the completion of such services;

(5) all Capitalized Lease Obligations and all Attributable Debt in respect of a Sale and Leaseback Transaction of such Person;

(6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by a Lien on any asset of such Person, whether or not such

Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(A) the Fair Market Value of such asset at such date of determination, and

(B) the amount of such obligations of such other Persons;

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(9) all obligations of the type referred to in clauses (1) through (8) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of any Indebtedness described in clauses (1) and (2) will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, in the case of any other Indebtedness.

The amount of Indebtedness described in clause (8) will be the net amount payable if such Hedging Obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off).

Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses and royalties arising in the ordinary course of business; and (b) asset retirement obligations and obligations in respect of reclamation, mine rehabilitation and workers’ compensation (including superannuation, pensions and retiree medical care) that are not overdue by more than 90 days.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing in Canada or the United States; provided, however, that such firm is not an Affiliate of the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Subsidiary Guarantor” means the entities listed on Schedule 1 to this Indenture.

“Initial Subsidiary Guarantor Guarantee Agreement” means a guarantee agreement in the form of Appendix B hereto, pursuant to which an Initial Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include November 14, 2009.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers and accounts receivable in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third person as of the date of such acquisition. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means May 8, 2009.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Letter of Transmittal” means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of Securities for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Master Trust Indenture” means the trust indenture dated as of April 30, 2009, between the Company, as issuer, and CIBC Mellon Trust Company, as trustee;

“Moody’s” means Moody’s Investors Services, Inc. or any successor to the rating agency business thereof.

“Mortgage” means any mortgage, deed of trust, pledge, hypothec, lien, encumbrance, charge or security interest of any kind.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition or any distribution of the proceeds thereof by a Restricted Subsidiary to the Company or another Restricted Subsidiary;

(2) all payments made on any Indebtedness (other than the Credit Agreements) which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Indebtedness” of any Person means any Indebtedness of such Person with respect to which recourse for payment is limited solely to specific assets encumbered by a Lien securing such Indebtedness (or, in the case of a single purpose entity, is limited to such entity); provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness, provided further, that if a recourse claim is made in connection therewith, such claim shall no longer constitute Non-Recourse Indebtedness for the purposes of this Agreement.

“Offering Memorandum” means the offering memorandum dated as of May 5, 2009 relating to the offering of the Securities on the Issue Date.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash between the Company or any of its Restricted Subsidiaries and another Person; provided, that any cash received must be applied in accordance with Section 4.05.

“Permitted Business” means any business engaged in by the Company or any Restricted Subsidiary on the Issue Date and any Related Business.

“Permitted Holders” means (a) any lineal descendent of Dr. Norman B. Keevil Sr. (treating for this purpose, any legally adopted descendant as a lineal descendant); (b) the spouse of any Person listed in clause (a); (c) the estate trustee or administrator of any Person listed in clauses (a) and (b); (d) any trust (whether testamentary or inter vivos) primarily for the lineal descendants of Dr. Norman B. Keevil Sr. or spouses of such lineal descendants; (e) Sumitomo Metal Mining Co., Ltd. or its Subsidiaries; and (f) any and all corporations or other entities which are directly or indirectly Controlled by any one or more of the foregoing.

“Permitted Investment” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in cash, Cash Equivalents or Government Securities;

(3) any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary of the Company; or (b) such Person, in one transaction or a series of transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.05;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

(6) Interest Rate Agreements, Currency Agreements or Commodity Price Protection Agreements entered into in the ordinary course of business of the Company or any of its Restricted Subsidiaries and not for speculative purposes;

(7) payroll, travel and similar advances to officers, directors, employees and consultants of the Company and its Restricted Subsidiaries for business-related travel expenses, moving expenses and other similar expenses made in the ordinary course of business;

(8) Guarantees issued in accordance with Section 4.03 and Section 4.09;

(9) any Investment in a Person (other than the Company or a Restricted Subsidiary) pursuant to the terms of any agreements in effect on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded (after giving effect to write-downs or write-offs with respect to such Investment), and is made in the same Person as the Investment replaced, refinanced or refunded;

(10) any Investment made in the ordinary course of business, and of a nature that is or shall have become customary, in a Permitted Business as a means of actively exploiting, exploring for, acquiring, developing, producing or processing natural resources; and

(11) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the Issue Date not to exceed the greater of $500 million and 1.5% of Total Assets; provided, however, that if any Investment pursuant to this clause (11) is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary; provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (11) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means:

(1) Liens in favor of the Pledge Bond Trustee for the equal and ratable benefit of the holders or lenders of (a) Indebtedness Incurred under clauses (1) and (10) of Section 4.03, (b) the Existing Notes or (c) the Securities and the Exchange Securities (not including any Additional Securities);

(2) Liens in favor of the Company or any Restricted Subsidiaries of the Company;

(3) Liens on property of a Person existing at the time such Person enters into a statutory plan of arrangement with, is merged with or into or consolidated or amalgamated with, the Company or any Restricted Subsidiary; provided, that such Liens were in existence prior to the contemplation of such statutory plan of arrangement, amalgamation, merger or consolidation and do not extend to any assets other than those of the Person that enters into a statutory plan of arrangement with, merged with or into or consolidated or amalgamated with, the Company or the Restricted Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided, that such Liens were in existence prior such acquisition, were not incurred in contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5) Liens securing the Securities, the Exchange Securities and the Subsidiary Guarantees;

(6) Liens existing on the Issue Date (other than any Liens securing Indebtedness described under clause (1) hereof);

(7) Liens securing Refinancing Indebtedness; provided, that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced (plus improvements and accessions to, such property or proceeds or distributions thereof);

(8) Liens on property or assets securing Indebtedness used to defease or to satisfy and discharge the Securities; provided, that (a) the Incurrence of such Indebtedness was not prohibited by this Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(9) Liens which rank equally with any Lien securing the Securities that secure obligations that do not exceed the greater of $300 million and 1% of Total Assets at any one time outstanding;

(10) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of Section 4.03; provided, that any such Lien covers only the assets acquired, constructed or improved with such Indebtedness;

(11) Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any Restricted Subsidiary (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(12) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security obligations;

(13) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (including, without limitation, joint venture, shareholder agreements and partnership agreements but other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(14) survey exceptions, encumbrances, easements or reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights) of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any Restricted Subsidiary;

(15) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves or other appropriate provision have been made;

(16) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(17) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(18) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(19) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves or other appropriate provisions have been established to the extent required by GAAP;

(20) Liens arising from precautionary UCC financing statements (or the equivalent in other jurisdictions outside of the United States) regarding operating leases or consignments;

(21) statutory Liens or landlords and carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;

(22) Liens securing Non-Recourse Indebtedness Incurred pursuant to clause (11) of Section 4.03;

(23) Liens securing Indebtedness Incurred pursuant to clause (7) of Section 4.03;

(24) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(25) contract mining agreements granted to others that do not materially interfere with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

(26) licenses of intellectual property in the ordinary course of business;

(27) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(28) Liens to secure a defeasance trust;

(29) Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts;

(30) covenants restricting or prohibiting access to or from real property abutting on controlled access highways, which covenants do not adversely impair in any material respect the use of the real property concerned in the operation of the business conducted on such real property; and

(31) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledge Bond Holder” means the Trustee, each administrative or other similar agent under the Bridge Credit Agreement and the Term Credit Agreement, each counterparty to a Hedging Obligation or Bilateral Credit Agreement and any lender or trustee or agent as shall be designated in any instrument evidencing additional debt secured by a senior secured pledge bond issued, or to be issued, by the Company under the Master Trust Indenture;

“Pledge Bond Trustee” means the trustee under the Master Trust Indenture.

“Restricted Definitive Security” means a Definitive Security in the form of a Exhibit 1.1, Exhibit 1.2, Exhibit 2.1, Exhibit 2.2, Exhibit 3.1 or Exhibit 3.2 to Appendix A hereto.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Principal Property” means the interest of the Company or any Restricted Subsidiary in (1) the property located near Sparwood, British Columbia, Canada, known as the “Elkview Mine”, the property located near Elkford, British Columbia, Canada, known as the “Fording River Mine”, the property located near Kamloops, British Columbia, Canada, known as the “Highland Valley copper mine” and the property located near Kotzebue, Alaska, U.S.A., known as the “Red Dog mine”; and (2) any (a) mineral property or (b) manufacturing or processing plant, building, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, whether owned as of the date of this Indenture or thereafter acquired or constructed by the Company or any Restricted Subsidiary, which, in the case of the items enumerated in each of 2(a) and 2(b) above, is located in Canada or the United States or its territories or possessions, the net book value of which interest, in each case, on the date as of which the determination is being made, is an amount which exceeds 10% of Consolidated Net Tangible Assets, except any such mineral property, plant, building, structure, dam or other facility or any portion thereof, together with the land upon which it is erected and fixtures comprising a part thereof, (i) acquired or constructed principally for the purpose of controlling or abating atmospheric pollutants or contaminants, or water, noise, odor or other pollution or (ii) which the board of directors of the Company by resolution declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries considered as one enterprise.

“Private Placement Legend” means the legend set forth in Section 2.3(f)(1) of Appendix A hereof to be placed on all Securities issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Purchase Money Indebtedness” means Indebtedness:

(1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

(2) Incurred to finance the construction, exploration, development, acquisition or lease of, or repairs, improvement or addition to, any asset by the Company or a Restricted Subsidiary, including the Capital Stock of a Person that becomes a Restricted Subsidiary;

provided, however, that such Indebtedness is incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Rating Agencies” means Moody’s and S&P or, if S&P or Moody’s or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be, with respect to the Securities.

“Reference Treasury Dealer” means J.P. Morgan Securities Inc. and its successors and assigns, Banc of America Securities LLC and its successors and assigns and Citigroup Global Markets Inc. and its successors and assigns.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture

(including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

(1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding, or, if greater, the committed amount, of the Indebtedness being Refinanced, plus an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities or any Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or such Subsidiary Guarantee on substantially the same terms, taken as a whole, as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Issue Date, among the Company, the Subsidiary Guarantors, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., BMO Capital Markets Corp., CIBC World Markets Corp., RBC Capital Markets Corporation, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBS Securities Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC.

“Related Business” means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

“Related Business Asset” means assets (other than cash) used or useful in a Permitted Business or a Related Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if the assets consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Restricted Definitive Security” means one or more Definitive Securities bearing the Private Placement Legend.

“Restricted Global Security” means 144A Global Securities and Regulation S Global Securities.

“Revolving Credit Agreement” means the credit agreement dated as of March 7, 2002 among the Company, the lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as such credit agreement has been and may be amended, restated, supplemented, modified or replaced from time to time.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or a Subsidiary Guarantor secured by a Lien.

“Security Documents” means the Master Trust Indenture, the senior secured pledge bonds issued, or to be issued, by the Company under the Master Trust Indenture, including the Senior Secured Pledge Bond, the General Security Agreements and all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating interests or Liens in favor or for the benefit of the Pledge Bond Trustee or the Pledge Bond Holders in any or all of the Collateral.

“Securities” means the 2014 Securities, the 2016 Securities and the 2019 Securities.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” of any Person means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of such Person, regardless of whether or not a claim for post-

filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Indebtedness of such Person whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided, that such obligations are subordinated in right of payment to the Securities or the Subsidiary Guarantee with respect to the Securities of such Person; provided, however, that Senior Indebtedness of such Person shall not include:

(1) any obligation of such Person to the Company or any Subsidiary of the Company;

(2) any liability for federal, state, provincial, territorial, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4) any Indebtedness or obligation of such Person (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of such Person, including any Subordinated Obligations of such Person;

(5) any obligations with respect to any Capital Stock; or

(6) any Indebtedness Incurred in violation of this Indenture.

“Senior Secured Pledge Bond” means the senior secured pledge bond issued, or to be issued, by the Company under the Master Trust Indenture and pledged to the Trustee pursuant to the Pledge Instrument.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of a Person (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Securities issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

“Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.

“Successor Person” means, with respect to any Person, the resulting Person formed by or continuing from such consolidation or amalgamation or into which such Person is merged or with which such Person enters into a statutory plan of arrangement or the acquiring Person that acquires or leases all or substantially all of such Person’s properties and assets.

“Term Credit Agreement” means the Amended and Restated Term Credit Agreement dated as of April 30, 2009 among the Company, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, which provides for the terms and conditions relating to the term credit facility in the aggregate principal amount of $3,947 million, as such amount may be reduced in accordance with the terms of the Term Credit Agreement, as the same may be amended, restated, supplemented, modified or replaced from time to time.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company (determined on a pro forma basis to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to the date of determination).

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Definitive Securities” means one or more Definitive Securities that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Securities” means one or more Global Securities that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A)(i) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) or (ii) the Consolidated Interest Coverage Ratio for the Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation and (B) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency, as published in The Wall Street Journal in the “Exchange Rate” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“144A Global Security”	Appendix A 2.1(a)
“2014 144A Global Security”	Appendix A 2.1(a)
“2014 Registered Global Security”	Appendix A 2.1(a)
“2014 Regulation S Global Security”	Appendix A 2.1(a)
“2016 144A Global Security”	Appendix A 2.1(a)
“2016 Registered Global Security”	Appendix A 2.1(a)
“2016 Regulation S Global Security”	Appendix A 2.1(a)
“2019 144A Global Security”	Appendix A 2.1(a)
“2019 Registered Global Security”	Appendix A 2.1(a)
“2019 Regulation S Global Security”	Appendix A 2.1(a)
“Account”	12.01(a)
“Agent Members”	Appendix A 2.1(b)
“Additional Amounts”	11.01(a)
“Affiliate Transaction”	4.13(a)
“Bankruptcy Law”	6.01
“Canadian Taxes”	11.01(a)
“Change of Control Offer”	4.06(b)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01

“defeasance trust”	8.02(1)
“DTC”	2.03
“Event of Default”	6.01
“Excluded Holder”	11.01(a)
“Global Security”	Appendix A 2.1(a)
“Guaranteed Obligations”	10.01
“legal defeasance option”	8.01(b)
“Offer”	4.05(b)
“Offer Amount”	4.05(c)(2)
“Offer Period”	4.05(c)(2)
“Paying Agent”	2.03
“Pledge Instrument”	12.01(a)
“Purchase Date”	4.05(c)(1)
“Registered Global Security”	Appendix A 2.1(a)
“Registrar”	2.03
“Regulation S Global Security”	Appendix A 2.1(a)
“Restricted Payment”	4.04(a)(4)
“Reversion Date”	4.12
“Successor Company”	5.01(a)(1)
“Suspended Covenants”	4.12
“Suspension Conditions”	4.12
“Suspension Date”	4.12
“Suspension Period”	4.12

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Subsidiary Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture; “indenture trustee” or

“institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10) all references to the date the Securities were originally issued shall refer to the Issue Date.

SECTION 1.05. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Indenture, the Company (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities, the Guarantees or this Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or, subject to Section 6.06, any Holder of Securities or Guarantees in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office specified in Section 13.02), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities or coupons.

Each of the Company and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Guarantees and the Securities, to the extent permitted by law.

SECTION 1.06. Currency. References herein to “$” or US$ are to lawful money of United States of America and references herein to “CDN$” are to lawful money of Canada.

SECTION 1.07. Series. The 2014 Securities, the 2016 Securities and the 2019 Securities will be three separate series (each a “series”) of Securities under this Indenture.

Article 2

The Securities

SECTION 2.01. Form and Dating. Provisions relating to the Securities are set forth in Appendix A attached hereto (“Appendix A”) which is hereby incorporated in, and expressly made part of, this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1.1, Exhibit 1.2 and Exhibit 1.3 to Appendix A, in the case of the 2014 144A Securities, 2014 Regulation S Securities and 2014 Registered Securities, respectively, Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3 to Appendix A, in the case of the 2016 144A Securities, 2016 Regulation S Securities and 2016 Registered Securities, respectively, Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3 to Appendix A, in the case of the 2019 144A Securities, 2019 Regulation S Securities and 2019 Registered Securities, respectively, which are hereby incorporated in, and expressly made a part of, this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Appendix A, including Exhibit 1.1,

Exhibit 1.2, Exhibit 2.1, Exhibit 2.2, Exhibit 3.1 and Exhibit 3.2, are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company may change the Paying Agent or Registrar without prior notice to the Holders. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities of each series.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Securities of a series or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities of such series and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Lists of Holders of Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of each series. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to a series of Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities of such series.

SECTION 2.06. Transfer and Exchange. The Securities of each series shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar, if any, with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including the Appendix A thereto). When Securities of a series are presented to the Registrar or a co-registrar, if any, with a request to exchange them for an equal principal amount of Securities such series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Definitive Security or Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07. Replacement Securities. If any mutilated Security is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of evidence of authentication in accordance with Section 2.02, shall authenticate a replacement Note if the Trustee’s requirements for replacement of Notes are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Trustee and the Company each may charge such Holder for their expenses in replacing such Security.

Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Every replacement Security is an additional Obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities of a series outstanding at any time are all Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) of a series to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities of a series, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) on such series in any lawful manner. The Company may pay the defaulted interest on such series to the persons who are Holders of Securities of such series on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder of Securities of such series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities of any series under this Indenture, which Securities shall have identical terms as the Securities of the same series issued on the Issue Date, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement. All 2014 Securities issued under this Indenture (including any Additional 2014 Securities) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase; all 2016 Securities issued under this Indenture (including any Additional 2016 Securities) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase; and all 2019 Securities issued under this Indenture (including any Additional 2019 Securities) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

The 2014 Securities, the 2016 Securities and the 2019 Securities each shall be treated as a separate class for all purposes of this Indenture, including in respect of waivers, amendments, redemptions, offers to purchase and the application of, and determination of compliance with, the covenants contained in Article 4 hereof.

With respect to any Additional Securities of a series, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the series and the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities; and

(2) the issue price, the issue date and the CUSIP number and ISIN, if any, of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.

In addition to the foregoing, the Company shall deliver to the Trustee an Opinion of Counsel as to enforceability of the Additional Securities, together with an Opinion of Counsel that all conditions precedent to the issuance and authentication of the Additional Securities have been satisfied.

SECTION 2.14. Additional Interest.

If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement and paragraph 1 of the Securities, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. Unless and until a Trust Officer of the Trustee receives such a certificate or instruction or direction from the Company in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Securities including the right to pursue any action against the Company directly or otherwise direct the Trustee to take any such action in accordance with the terms of this Indenture and the Securities. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

Article 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities of any series pursuant to paragraph 5 of the Securities of such series, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the provision of paragraph 5 of such series of Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities of any series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Security of $2,000 in original principal amount or less will be redeemed in part. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities of a series, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities of such series to be redeemed at such Holder’s registered address.

The notice shall identify the Securities of such series to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities of such series are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities of a series called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities of a series or portions thereof to be redeemed on that date other than Securities of such series or portions of Securities of such series called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security of a series that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security of such series equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. No Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

Article 4

Covenants

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement, the Securities and this Indenture. For all purposes of this Indenture and the Securities, references to interest payable on the Securities shall be deemed to include Additional Interest, if any.

SECTION 4.02. Provision of Financial Information.

(a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will provide to the Holders and the Trustee:

(1) within 90 days after the end of each fiscal year, the information required to be contained in annual reports on Form 20-F, Form 40-F or Form 10-K as applicable (or any successor form); and

(2) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the information required to be provided in quarterly reports under the laws of Canada or any Province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities listed on such exchange. (If documentation under this clause 4.02(a)(2) is delivered to the Trustee in satisfaction of this covenant, it shall be accompanied by an Officers’ Certificate, on which the Trustee shall be fully protected in relying, stating that the documentation provided satisfies the requirements of Section 4.02(a)(2).)

(b) Whether or not required by the SEC, the Company will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the SEC within the time periods specified in the SEC’s rules and regulations unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(c) Any provision to the contrary notwithstanding, provided, (i) that the Company is eligible to use such form to satisfy its annual reporting obligations with the SEC for its common shares and provided further, (ii) that no reporting obligation under Sections 12(g) or 15(d) of the Exchange Act applies with respect to the Securities, then the Company’s obligations under this Section 4.02 shall be satisfied with regard to a fiscal year by the filing with the SEC (and providing to the Trustee, as applicable) of an annual report on Form 40-F (or any successor form) with regard to such fiscal year.

(d) Delivery of reports, information and documents pursuant to this Section 4.02 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary that is a Subsidiary Guarantor may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred pursuant to the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $5,065 million less the aggregate amount of all Net Available Cash from Asset Sales applied by the Company or its Restricted Subsidiaries to permanently repay any such Indebtedness pursuant to Section 4.05;

(2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the

Securities and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness, is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantees;

(3) Indebtedness (A) represented by the Securities and the Exchange Securities (not including any Additional Securities) and any Subsidiary Guarantees, (B) outstanding on the Issue Date (other than the Indebtedness described in clauses (1), (2) and (10) of this Section 4.03(b) but including the Existing Notes) after giving effect to the application of the proceeds of the Securities, (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or Section 4.03(a) and (D) consisting of Guarantees of any Indebtedness permitted by the terms of this Indenture;

(4) Indebtedness (A) in respect of performance bonds, bankers’ acceptances, letters of credit and surety, environmental, reclamation or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Interest Rate Agreements, Currency Agreements and Commodity Price Protection Agreements entered into for bona fide hedging purposes (not for speculation) of the Company or any Restricted Subsidiary in the ordinary course of business;

(5) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not in excess of the greater of $750.0 million and 2.5% of Total Assets at any time outstanding;

(6) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed $500 million;

(7) with respect to any Restricted Subsidiary that is not a Subsidiary Guarantor, Indebtedness in an aggregate amount that together with all other Indebtedness Incurred pursuant to this clause (7) and then outstanding, will not exceed 5% of Consolidated Net Tangible Assets;

(8) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and any Restricted Subsidiaries in connection with such disposition;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

(10) Indebtedness Incurred pursuant to the Bridge Credit Agreement, together with any Indebtedness Incurred to Refinance such Indebtedness, in an aggregate amount not to exceed the amount outstanding on the Issue Date (after giving effect to the repayment from the net proceeds of the offering of the Securities), which amount shall be reduced for any repayment other than with the proceeds of Indebtedness Incurred to Refinance such Indebtedness; and

(11) any Non-Recourse Indebtedness incurred by the Company or any Restricted Subsidiary to finance the acquisition or development of any new mining project after the Issue Date in an aggregate amount not to exceed 5% of Consolidated Net Tangible Assets at any one time outstanding; for greater certainty, this clause (11) shall not permit the Company or any Subsidiary to Incur Non-Recourse Indebtedness in respect of any mining project which is already developed or which is under construction as at the Issue Date.

(c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or to the applicable Subsidiary Guarantee of such Subsidiary Guarantor on substantially the same terms, taken as a whole, as such Subordinated Obligations.

(d) For purposes of determining compliance with this Section 4.03, (1) any Indebtedness Incurred or available pursuant to the Credit Facilities prior to or on the Issue Date shall be treated as Incurred pursuant to Section 4.03(b)(1); (2) Any Indebtedness Incurred or available pursuant to the Bridge Credit Agreement prior to or on the Issue Date shall be treated as Incurred pursuant to Section 4.03(b)(10); (3) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness; and (4) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company will be permitted, in its sole discretion, to divide, classify or reclassify all or a portion of such item of Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; provided, that all Indebtedness outstanding or available pursuant to the Credit Facilities on the Issue Date will be treated as Incurred as of the Issue Date under Section 4.03(b)(1), provided further, that all Indebtedness outstanding or available pursuant to the Bridge Credit Agreement on the Issue Date will be treated as Incurred under clause 4.03(b)(10).

(e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred. Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates, commodity prices or currency values.

SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

(1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any amalgamation, merger, statutory plan of arrangement or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) of the Company and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis);

(2) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Restricted Subsidiary or any Capital Stock of any Restricted Subsidiary held by any Person (other than the Company or a Restricted Subsidiary);

(3) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (a) from the Company or a Restricted Subsidiary or (b) the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

(4) make any Investment other than a Permitted Investment, (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment being herein referred to as a “Restricted Payment”) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A) a Default shall have occurred and be continuing (or would result therefrom);

(B) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

(C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum, without duplication, of:

(i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter ending March 31, 2009 to the end of the most recent fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(ii) the aggregate Net Cash Proceeds and the Fair Market Value of property or assets received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) and 100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Company subsequent to the Issue Date; plus

(iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

(iv) with respect to Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries after the Issue Date, the amount equal to the net reduction in Investments resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary or from the sale of any such Investment or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in case the amount of such Investments previously made by the Company or any Restricted Subsidiary in such Person, which amount was included in the calculation of the amount of Restricted Payments.

(b) The provisions of Section 4.04(a) shall not prohibit:

(1) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock or Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale or incurrence of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

(A) such purchase, repurchase, redemption, retirement or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments; and

(B) the Net Cash Proceeds and Fair Market Value from such sale applied in the manner set forth in this clause (1) shall be excluded from the calculation of amounts under Section 4.04(a)(4)(C)(ii);

(2) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale or Incurrence of, Indebtedness of such Person that is permitted to be Incurred pursuant to Section 4.03(b)(3)(C); provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.05; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be included in the calculation of the amount of Restricted Payments;

(4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this Section 4.04; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments, except to the extent otherwise provided in Section 4.04(b)(5);

(5) dividends on the Company’s Class A common shares and Class B subordinate voting shares at a rate not to exceed CDN$0.25 per share per quarter (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the Issue Date so that the aggregate amount of dividends permitted after such transaction is the same as the amount permitted immediately prior to such transaction); provided, that at the time of declaration of any such dividend, the Consolidated Leverage Ratio of the Company is less than 2.5 to 1.0; and provided, further, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(6) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $5.0 million in any calendar year (with unused amounts carried over to subsequent years with a maximum amount in any one calendar year not to exceed $10.0 million); provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be included in the calculation of the amount of Restricted Payments;

(7) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(8) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(9) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities of each series as a result of such Change of Control and has repurchased all of the Securities of each series validly tendered and not withdrawn in connection with such Change of

Control Offers; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

(10) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or preferred stock of a Restricted Subsidiary, in each case incurred in accordance Section 4.03; provided, that such dividends are included in the definition of Consolidated Interest Expense; provided further, however, that 50% of such payments shall be excluded in the calculation of the amount of Restricted Payments; or

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $500 million; provided, that such Restricted Payment shall be included in the calculation of the amount of Restricted Payments.

SECTION 4.05. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to make any Asset Disposition unless (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value, of the shares and assets subject to such Asset Disposition; (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, that, for purposes of this provision, each of the following will be deemed to be cash: (i) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent internal balance sheet (other than contingent liabilities, liabilities that are by their terms subordinated to the Securities and liabilities to the extent owned by the Company or any Restricted Subsidiary), that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which the Company or such Restricted Subsidiary has been validly released by all creditors in writing and (ii) any securities, notes or other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion, within 90 days following the closing of the Asset Sale; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value amounts payable under or in respect of the Bridge Credit Agreement, the Term Credit Agreement or other Credit Facilities (other than any notes, bonds or other instruments issued and sold in a public offering, Rule 144A, or other private transaction (together with any related indentures, note purchase agreements or similar agreements)) or Indebtedness (other than obligations in respect of Preferred Stock) of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company or a Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to purchase Securities of such series pursuant to and subject to the conditions set forth in Section 4.05(b); provided, however, that if the Company elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase such Securities and other Senior Indebtedness of the Company; provided further, that such other Senior Indebtedness is secured by first priority Liens on the Collateral if the Securities are so secured and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted by the terms of this Indenture; provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value. Pending application of Net Available Cash pursuant to this Section 4.05(a), such Net Available Cash shall be invested in Cash Equivalents or applied to temporarily reduce revolving credit indebtedness.

(b) In the event of an Asset Disposition that requires the purchase of a series of Securities (and other Senior Indebtedness of the Company) pursuant to Section 4.05(a)(3)(C), the Company shall (i) purchase Securities of such series tendered pursuant to an offer by the Company for such Securities (the “Offer”) at a purchase price of 100% of their principal amount plus accrued but unpaid interest to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.05(c) and (ii) to purchase other Senior Indebtedness of the Company on the terms and to the extent contemplated thereby (provided, that in no event shall the Company offer to purchase such other Senior Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium)), plus accrued and unpaid interest thereon. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. If the aggregate purchase price of Securities of such series and other Senior Indebtedness tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness), the Company will apply the remaining Net Available Cash in accordance with Section 4.05(a)(3)(D). The Company will not be required to make an Offer for Securities pursuant to this Section 4.05 if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.05(a)(3)(A) and (B)) is less than $150 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer with respect to a series of Securities, the Company shall deliver to the Trustee and send, by first-class mail to each Holder of such series, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.05(b) in the event the Offer is oversubscribed) in integral multiples of $2,000 of principal amount and integral multiples of $1,000 in excess thereof, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (by incorporation by reference or otherwise) (A) the most recently filed Annual Report on Form 10-K, Form 20-F or Form 40-F, as applicable, (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q or 6-K, as applicable, (including unaudited consolidated financial statements) and any Current Report on Form 8-K or 6-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

(2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Indebtedness (including Securities of the other series) included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.05(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in cash or Cash Equivalents, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.05.

(3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities of a series are purchased only in part shall be issued new Securities of such series equal in principal amount to the unpurchased portion of the Securities surrendered.

(4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.05. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.05 by virtue of its compliance with such securities laws or regulations.

SECTION 4.06. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.06(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities of a series pursuant to this Section 4.06 in the event that it has exercised its right to redeem all the Securities of such series under paragraph 5 or 6 of such Securities.

(b) Within 45 days following any Change of Control (except as provided in Section 4.06(a)), the Company shall mail a notice to each Holder, with a copy to the Trustee (the “Change of Control Offer”), stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by the Company, consistent with this Section 4.06, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer with respect to a series of Securities upon a Change of Control if a third party makes the Change of Control Offer in the manner, at or prior to the times and otherwise in compliance with the requirements set forth in this Section 4.06 applicable to a Change of Control Offer made by the Company and purchases all Securities of such series validly tendered and not withdrawn under such Change of Control Offer (it being understood that such third party may make a Change of Control Offer that is conditioned on and prior to the occurrence of a Change of Control pursuant to this paragraph if a definitive agreement is in place with respect to such Change of Control).

(f) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

SECTION 4.07. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary,

(a) other than during a Suspension Period, to create, Incur or otherwise permit to exist any Lien of any kind (other than Permitted Liens) upon (i) the Collateral and (ii) with respect to any of their property or assets, now owned or hereafter acquired, that does not constitute the Collateral, unless all payments due under this Indenture and the Securities are secured by a Lien on such property or assets on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Securities or the Subsidiary Guarantees, senior in priority thereto, with the same relative priority as the Securities will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

(b) during a Suspension Period, to create or Incur any Mortgage on or over any Principal Property now owned or hereafter acquired by the Company or a Restricted Subsidiary to secure any Indebtedness, or on shares of stock or Indebtedness of any Restricted Subsidiary, now owned or hereafter acquired by the Company or a Restricted Subsidiary to secure any Indebtedness, unless at the time thereof or prior thereto the Securities then outstanding (together with, if and to the extent the Company shall so determine, any other Indebtedness then existing or thereafter created) are secured (for the avoidance of doubt, but only to the extent of any Mortgage not otherwise permitted pursuant to the below proviso to this paragraph) equally and ratably with (or prior to) any and all such Indebtedness for so long as such Indebtedness is so secured by such Mortgage; provided, however, such negative pledge shall not apply to or operate to prevent or restrict the following permitted encumbrances:

(1) any Mortgage on property, shares of stock or Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary or created or Incurred in connection with the acquisition of any such person;

(2) any Mortgage on any Principal Property created or Incurred at or prior to the time such property became a Principal Property or existing at the time of acquisition of such Principal Property by the Company or a Restricted Subsidiary, whether or not assumed by the Company or such Restricted Subsidiary; provided, that no such Mortgage shall extend to any other Principal Property of the Company or any Restricted Subsidiary;

(3) any Mortgage on all or any part of any Principal Property (including any improvements or additions to improvements on a Principal Property) hereafter acquired, developed, expanded or constructed by the Company or any Restricted Subsidiary to secure the payment of all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction of such Principal Property or of improvements or additions to improvements thereon (or to secure any Indebtedness Incurred by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction thereof or of improvements or additions to improvements thereon) created prior to, at the time of, or within 360 days after the later of, the acquisition, development, expansion or completion of construction (including construction of improvements or additions to improvements thereon), or commencement of full operation of such Principal Property; provided, that no such Mortgage shall extend to any other Principal Property of the Company or a Restricted Subsidiary other than, in the case of any such construction, improvement, development, expansion or addition to improvement, all or any part of any other Principal Property on which the Principal Property so constructed, developed or expanded, or the improvement or addition to improvement, is located;

(4) any Mortgage on any Principal Property of any Restricted Subsidiary to secure Indebtedness owing by it to the Company or to another Restricted Subsidiary;

(5) any Mortgage on any Principal Property of the Company to secure Indebtedness owing by it to a Restricted Subsidiary;

(6) any Mortgage on any Principal Property or other assets of the Company or any Restricted Subsidiary existing on the date of this Indenture, or arising thereafter pursuant to contractual commitments entered into prior to the date of this Indenture;

(7) any Mortgage on any Principal Property or other assets of the Company or any Restricted Subsidiary created for the sole purpose of extending, renewing, altering or refunding any of the foregoing Mortgages, provided, that the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions, renewals, alterations or refundings, and that such extension, renewal, alteration or refunding Mortgage shall be limited to all or any part of the same Principal Property and improvements and additions to improvements thereon and/or shares of stock and Indebtedness of a Restricted Subsidiary which secured the Mortgage extended, renewed, altered or refunded or either of such property or shares of stock or Indebtedness; or

(8) any Mortgage on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary created or Incurred to secure Indebtedness of the Company or any Restricted Subsidiary, which would otherwise be prohibited, provided, that the aggregate amount of Indebtedness outstanding and secured under this Section 4.07(b) and the Attributable Debt in respect of all Sale and Leaseback Transactions entered into after the date of this Indenture (not including Attributable Debt in respect of any such Sale and Leaseback Transactions the proceeds of which are applied as set forth under Section 4.08) would not (calculated at the time of the granting of the Mortgage) exceed 10% of Consolidated Net Tangible Assets.

For purposes of this paragraph (b) and Section 4.08, the giving of a Guarantee which is secured by a Mortgage on a Principal Property or on shares of stock or Indebtedness of any Restricted Subsidiary, and the creation of a Mortgage on a Principal Property or on shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness which existed prior to the creation of such Mortgage, shall be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Mortgage but the amount of Indebtedness secured by Mortgages on any Principal Property and shares of stock and Indebtedness of Restricted Subsidiaries shall be computed without cumulating the underlying Indebtedness with any guarantee thereof or Mortgage securing the same.

The following types of transactions will be deemed not to be Mortgages securing Indebtedness: any acquisition by the Company or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in base metals, precious metals, oil, gas or any other mineral or timber in place or the proceeds thereof; any conveyance or assignment whereby the Company or any Restricted Subsidiary conveys or assigns to any person or persons an interest in base metals, precious metals, oil, gas or any other mineral or timber in place or the proceeds thereof; or any Mortgage upon any property or assets owned or leased by the Company or any Restricted Subsidiary or in which the Company or any Restricted Subsidiary owns an interest to secure to the person or persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the said property (or property with which it is utilized) the payment to such person or persons of the Company’s or the Restricted Subsidiary’s proportionate part of such development or operating expense; provided, that such Mortgage does not extend beyond such property or assets and that the principal amount of any Indebtedness secured thereby does not exceed the amount of such expenses.

SECTION 4.08. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided, that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if: (1) the Company or such Restricted Subsidiary, as applicable, could have (A) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.07; (2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and (3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.05.

SECTION 4.09. Future Guarantors. The Company will cause each Restricted Subsidiary (other than Subsidiary Guarantors) that enters into a Guarantee of any of the Company’s or a Subsidiary Guarantor’s Indebtedness to become a Subsidiary Guarantor, and execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the Securities and the obligations under this Indenture. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.10. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

SECTION 4.11. Further Instruments and Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.12. Covenant Suspension. Following the first day (the “Suspension Date”) that (a) the Securities of a series have an Investment Grade Rating from both of the Rating Agencies and (b) no Default or Event of Default with respect to such series of Securities has occurred and is continuing under this Indenture (together, the “Suspension Conditions”), the Company and the Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05,

4.07(a), 4.13, 4.14 and 5.01(a)(3) (collectively, the “Suspended Covenants”), and in addition, the Company and the Restricted Subsidiaries shall be subject to Section 4.07(b) with respect to such series of Securities as of the Suspension Date. In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants with respect to a series of Securities for any period of time as a result of the preceding sentence and, on any subsequent date (the “Reversion Date”), (i) a Default or Event of Default with respect to such series of Securities (other than as a result of any breach of the Suspended Covenants) occurs, is not cured within any applicable grace or cure period and is continuing or (ii) either or both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the Securities of such series to below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants until the Suspension Conditions are again satisfied and will not be subject to Section 4.07(b) with respect to future events with respect to such series of Securities until the Suspension Conditions are again satisfied. The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, the Company may not designate any Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period.

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.03(a) or Section 4.03(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.03(a) or (b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(3). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a) and the items specified in subclauses (4)(C)(i) through (4)(C)(iv) of Section 4.04(a) will increase the amount available to be made under Section 4.04(a). For purposes of determining compliance with Section 4.05(a), the amount of Net Available Cash from all Asset Dispositions not applied in accordance with Section 4.05 will be deemed to be reset to zero.

The Trustee shall have no responsibility for monitoring, nor shall it have knowledge of, the status of the Suspension Period or Reversion Date.

SECTION 4.13. Transactions with affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, officer or director of the Company (each an “Affiliate Transaction”) unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing in the United States or Canada.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person that is an Affiliate of the Company solely because the Company owns Capital Stock in such Person; provided, that such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(4) payment of reasonable directors fees in the ordinary course of business;

(5) sales of Capital Stock of the Company, other than Disqualified Stock, to Affiliates of the Company;

(6) any agreement or arrangement as in effect on the Issue Date or any amendment thereto or any transaction contemplated thereby, including pursuant to any amendment thereto, in any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the Company or its Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the Issue Date; and

(7) Restricted Payments that are permitted by the provisions of this Indenture pursuant to Section 4.04.

SECTION 4.14. Restrictions on dividends by Restricted Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any other Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any liabilities owed to the Company or any other Restricted Subsidiary;

(2) make loans or advances, or guarantee any such loans or advances, to the Company or any other Restricted Subsidiary; or

(3) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Indebtedness, the Credit Facilities and the Bridge Credit Agreement as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Indebtedness, the Credit Facilities and the Bridge Credit Agreement, as in effect on the Issue Date;

(2) applicable law or any applicable rule, regulation or order;

(3) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred at the time of such acquisition;

(4) customary non-assignment provisions in leases entered into in the ordinary course of business;

(5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

(6) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(7) Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8) Permitted Liens that limit the right of the debtor to dispose of the assets subject to any such Lien;

(9) provisions with respect to the disposition or distribution of ownership interests, assets or property in joint venture agreements, partnership agreements, limited liability company governance agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(11) any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only upon a payment or financial covenant default or event of default contained in such Indebtedness or agreement and (A) the encumbrance or restriction is not materially more disadvantageous to Holders than is customary in comparable financings (as determined in good faith by the Board of Directors of the Company) and (B) the Company delivers to the Trustee an Officers’ Certificate evidencing its determination at the time such agreement is entered into, that such encumbrance or restriction will not materially impair the Company’s ability to make payments on the Securities.

Article 5

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not amalgamate, consolidate or enter into a statutory plan of arrangement with or merge with or into, or convey, directly or indirectly transfer or lease all or substantially all its assets to, any Person, unless:

(1) the Successor Person to the Company (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Canada or any Province thereof and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Security Documents;

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Company or the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

(4) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this covenant, will have by amendment to its Subsidiary Guarantee confirmed that its Subsidiary Guarantee will apply to the obligations of the Company or the Successor Company in accordance with the Securities, this Indenture and the Security Documents; and

(5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, statutory plan of arrangement, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all of its assets, shall not be released from the obligation to pay the principal of and interest on the Securities.

(b) The Company shall not permit any Subsidiary Guarantor to amalgamate, consolidate or enter into a statutory plan of arrangement with or merge with or into, or directly or indirectly convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless:

(1) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, amalgamation, consolidation, statutory plan of arrangement or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.05 in respect of such disposition, the Successor Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, any State thereof, the District of Columbia, Canada or any Province thereof, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee and the Security Documents;

(2) immediately after giving effect to such transaction or transactions (and treating any Indebtedness which becomes an obligation of the Successor Person formed or continuing as a result of such transaction as having been issued by such Successor Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, statutory plan of arrangement, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture.

(c) Notwithstanding the foregoing:

(1) any Restricted Subsidiary may amalgamate, consolidate or enter into a statutory plan of arrangement with, merge with or into or directly or indirectly transfer all or part of its properties and assets to the Company; and

(2) the Company may amalgamate, consolidate or enter into a statutory plan of arrangement with or merge with or into an Affiliate incorporated under the laws of the United States of America, any State thereof, the District of Columbia, Canada or any Province thereof solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits, provided, that the Successor Company expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the

Securities and this Indenture, and provided further, that as a result of such amalgamation, consolidation, statutory plan of arrangement or merger the Company or Successor Company would not become required to make any deductions or withholding on account of pursuant to Section 11.01 that the Company would not have been required to make had the amalgamation, consolidation, statutory plan of arrangement or merger not occurred.

Article 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs with respect to a series of Securities if:

(1) the Company defaults in any payment of interest on any Security of that series when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise;

(3) the Company or any Restricted Subsidiary fails to comply with its obligations under Section 4.06 or Section 5.01;

(4) the Company or any Restricted Subsidiary fails to comply with any of its agreements contained in the Securities or this Indenture (other than those referred to in clause (1), (2) or (3) above) and such failure continues for 60 days after the notice specified below;

(5) the Company or any Restricted Subsidiary fails to pay any Indebtedness or any interest thereon within any applicable grace period after final maturity or any such Indebtedness is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million, or its foreign currency equivalent at the time;

(6) the Company, a Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(8) any judgment or decree for the payment of money in excess of $100.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers) at the time is entered against the Company or any Restricted Subsidiary and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(9) any Subsidiary Guarantee with respect to such series of Securities ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or pursuant to the terms of this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee with respect to such series of Securities; or

(10) with respect to any Collateral having a Fair Market Value in excess of $100 million, any Lien purported to be created by any Security Document shall be asserted by the Company or a Subsidiary Guarantor not to be a valid, perfected, first priority Lien (except as otherwise expressly provided in this Indenture or such Security Document and subject to Permitted Liens).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, the Companies Creditors Arrangement Act (Canada) or any similar federal, provincial, territorial or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) is not an Event of Default with respect to a series of Securities until the Trustee notifies the Company or the holders of at least 25% in principal amount of the outstanding Securities of such series notify the Company and the Trustee of the Default and the

Company or the Restricted Subsidiary, as applicable, does not cure such Default within the time specified in clause (4) after receipt of such notice.

The Company shall deliver to the Trustee, within five Business Days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (5) or (9) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (8), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) with respect to a series of Securities occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities of such series by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company, a Subsidiary Guarantor or any Significant Subsidiary occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in principal amount of the Securities of that series by notice to the Trustee may rescind an acceleration with respect to the Securities of such series and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest with respect to the Securities of such series that has become due solely because of acceleration. No such rescission shall affect any subsequent Default with respect to such series of Securities or impair any right consequent thereto.

(b) If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee by notice to the Company may, or upon direction by the Holders of at least 25% in principal amount of the Securities of such series shall, make a demand upon the Senior Secured Pledge Bond, it being understood that in no event shall the Trustee be required to follow such direction unless it has received indemnification from the directing Holders satisfactory to the Trustee. The Company shall give notice in accordance with Section 13.02 to the Trustee promptly upon the occurrence of any Event of Default specified in Sections 6.01(6) or (7), which notice shall be deemed to be a direction to the Trustee to make a demand upon the Senior Secured Pledge Bond. The Trustee shall make such demand as soon as practicable after receiving such notice and in any event within ten (10) Business Days of receipt of such by the Trustee. The method of making such demand upon the Senior Secured Pledge Bond shall be a written notice to the Pledge Bond Trustee at CIBC Mellon Trust Company, 320 Bay Street, P.O. Box 1, Toronto, Ontario, M5H 4A6, Attention: Executive Director, Corporate Trust Services, Facsimile: 416-643-5570. The Holders and the Company acknowledge and agree that the provision of notice to the Pledge Bond Trustee for the purpose of making a demand on the Senior Secured Pledge Bond does not in any way create an agency relationship with the Pledge Bond Trustee, nor shall the Trustee have any liability or responsibility for the actions taken or omitted to be taken by the Pledge Bond Trustee following the making of a demand by the

Trustee. Nor shall the Trustee be responsible for monitoring or supervising the actions of the Pledge Bond Trustee at any time.

SECTION 6.03. Other Remedies. If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of a series by notice to the Trustee may waive an existing Default with respect to such series, and its consequences except (a) a Default in the payment of the principal of or interest on a Security of such series, (b) a Default arising from the failure to redeem or purchase any Security of such series when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of Securities of such series or may involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Security of a series may pursue any remedy with respect to this Indenture or the Securities of such series unless:

(1) such Holder has previously given to the Trustee notice that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Securities of such series have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee does not comply with such request within 60 days after receipt of such request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Priorities. If the Trustee collects any money or property with respect to a series of Securities pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07 with respect to such series;

SECOND: to Holders of Securities of such series for amounts due and unpaid on such Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.09. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities of a series.

SECTION 6.11. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture (or any supplement thereto) or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs with respect to any Securities of any series and is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder of such series a notice of the Default within 30 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders of such series.

SECTION 7.06. Reports by Trustee to Holders. On each April 15 beginning with April 15, 2010 the Trustee shall mail to each Securityholder a brief report dated as of April 15 of the applicable year that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders of a series shall be filed with the SEC and each stock exchange (if any) on which the Securities of such series are listed. The Company agrees to notify promptly the Trustee whenever the Securities of either series become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company and the Guarantors, jointly and severally, agree to: (i) pay to the Trustee from time to time compensation for its services as has been agreed to by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust; (ii) reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts; (iii) indemnify the Trustee and its agents against any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to the Securities of one or more series by so notifying the Company. The Holders of a majority in principal amount of the Securities of a series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and may appoint a successor Trustee with respect to such series. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities of one or more series and such Holders do not reasonably promptly appoint a successor Trustee with respect to each such series, or if a vacancy exists in the office of Trustee for any reason with respect to one or more series (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee with respect to each such series.

A successor Trustee with respect to the Securities of any series shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee with respect to such series shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to such series. The successor Trustee shall mail a notice of its succession to Securityholders of the applicable series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to the applicable series of Securities to the successor Trustee of such series, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of the applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee for such series of Securities.

If the Trustee fails to comply with Section 7.10, any Securityholder of a series may petition any court of competent jurisdiction for the removal of the Trustee with respect to such series and the appointment of a successor Trustee with respect to such series.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities of a series (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities of that series have, or will within 60 days, become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities of such series, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company with respect to such series of Securities, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect with respect to such series of Securities. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to such series of Securities on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities of any series and this Indenture with respect to such series (“legal defeasance option”) or (2) its obligations with respect to a series of Securities under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13 and 4.14 and the operation of Sections 6.01(5), 6.01(6) and 6.01(7) (but, in the case of Sections 6.01(6), with respect only to Significant Subsidiaries and Subsidiary Guarantors) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option with respect to a series of Securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series.

If the Company exercises its legal defeasance option with respect to a series of Securities, payment of the Securities of such series may not be accelerated because of an Event of Default with respect to such series. If the Company exercises its covenant defeasance option with respect to a series of Securities, payment of the Securities of such series may not be accelerated because of an Event of Default with respect to such series specified in Sections 6.01(4), 6.01(5), 6.01(6) (with respect only to Significant Subsidiaries and Subsidiary Guarantors), 6.01(7) (with respect only to Significant Subsidiaries) and 6.01(8) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option with respect to a series of Securities, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee of such series.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08 and 11.01 and in this Article 8 with respect to a series of Securities shall survive until the Securities of such series have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 with respect to such series shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option at any time with respect to a series of Securities only if:

(1) the Company irrevocably deposits in trust (the “defeasance trust”) with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which (in the case of U.S. Government Obligations) will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest on, the Securities of such series to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of such series to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(6) or (7) with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service and a ruling, or (B) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Securities of such series will not recognize income, gain or loss for Canadian Federal income tax purposes as a result of such covenant defeasance or legal defeasance, as applicable, and will be subject to Canadian Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

(9) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of such series as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of such series of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money, U.S. Government Obligations or Qualified Interest Rate Agreements deposited with it pursuant to this Article 8. It shall apply the deposited money, the money from U.S. Government Obligations and the money from Qualified Interest Rate Agreements through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities of the series with respect to which the deposit was made.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money, securities or Qualified Interest Rate Agreements held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money, U.S. Government Obligations or Qualified Interest Rate Agreements in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture with respect to the applicable series of Securities, each Guarantee with respect to such Securities and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Government Obligations or Qualified Interest Rate Agreements in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money, U.S. Government Obligations or Qualified Interest Rate Agreements held by the Trustee or Paying Agent.

Article 9

Amendments

SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture with respect to a series of Securities or the Securities of that series without notice to or consent of any Securityholder of that series:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article 5;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities of such series; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to add Guarantees with respect to the Securities of such series or to secure the Securities of such series;

(5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Securities of such series or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor with respect to such series;

(6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(7) to make any change that does not adversely affect the rights of any Securityholder;

(8) to provide for the issuance of Additional Securities; or

(9) to conform the text of this Indenture to any provision of the section entitled “Description of the notes” contained in the Offering Memorandum to the extent that such “Description of the notes” was intended to be a verbatim recitation of this Indenture.

After an amendment under this Section 9.01 becomes effective with respect to a series of Securities, the Company shall mail to Holders of such series a notice briefly describing such amendment. The failure to give such notice to all Holders of such series, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture with respect to a series of Securities or the Securities of such series with the written consent of the Holders of at least a majority in principal amount of the Securities of that series then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities of that series) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities of that series then outstanding. However, without the consent of each Holder of an outstanding Security of a series affected thereby, an amendment or waiver may not:

(1) reduce the amount of such Securities of that series whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any such Security of that series;

(3) reduce the principal of or extend the Stated Maturity of any such Security;

(4) reduce the premium payable upon the redemption of any such Security or change the time at which any such Security may be redeemed in accordance with Article 3;

(5) make any such Security payable in money other than that stated in such Security;

(6) impair the right of any Holder of such Securities to receive payment of principal of, and interest (including Additional Amounts, if any) on, such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8) make any changes in the ranking or priority of any Security of such series that would adversely affect the Holders of Securities of such series;

(9) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;

(10) release the Senior Secured Pledge Bond securing the Securities, except in accordance with the provisions of this Indenture and the pledge agreement regarding such Senior Secured Pledge Bond; or

(11) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Holders of such series.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective with respect to a series of Securities, the Company shall mail to Holders of such series a notice briefly describing such amendment. The failure to give such notice to all Holders of such series, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective with respect to a series of Securities, it shall bind every Securityholder of such series. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security of any series shall issue and the Trustee shall authenticate a new Security of such series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be provided with indemnity satisfactory to it and be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and all conditions precedent to its execution have been complied with.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a series of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture with respect to such series of Securities or such Securities unless such consideration is offered to all Holders of such series and is paid to all Holders of such series that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Article 10

Subsidiary Guarantees

SECTION 10.01. Guarantees. Each Subsidiary Guarantor of a series of Securities hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each Holder of such series and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities of such series when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture with respect to the Securities of such series and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Securities of such series (all the foregoing, with respect to a series of Securities, being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor of a series of Securities further agrees that the Guaranteed Obligations with respect to such series may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation with respect to such series.

Each Subsidiary Guarantor of a series of Securities waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations with respect to such series and also waives notice of protest for nonpayment. Each Subsidiary Guarantor of a series of Securities waives notice of any default under the Securities of such series or the Guaranteed Obligations of such series. The obligations of each Subsidiary Guarantor hereunder of a series of Securities shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor of such series) under this Indenture with respect to the Securities of such series or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture with respect to the Securities of such series or any other agreement; (4) the release of any security held by any Holder of such series or the Trustee for the Guaranteed Obligations of such series or any of them; (5) the failure of any Holder of such series or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations of such series; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor of a series of Securities further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of such series or the Trustee for such series to any Security held for payment of the Guaranteed Obligations of such series.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor of a series of Securities hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations of such series or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor of a series of Securities herein shall not be discharged or impaired or otherwise affected by the failure of any Holder of such series or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture with respect to the Securities of such series or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor of a series of Securities further agrees that its Subsidiary Guarantee with respect to such series herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any

Obligation with respect to such series is rescinded or must otherwise be restored by any Holder of such series or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder of a series of Securities or the Trustee has at law or in equity against any Subsidiary Guarantor of such series by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation with respect to such series when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation with respect to such series, each Subsidiary Guarantor of such series hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders of such series or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders of such series and the Trustee.

Each Subsidiary Guarantor of a series of Securities agrees that, as between it, on the one hand, and the Holders of such series and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations with respect to such series hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee with respect to such series herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations with respect to such series guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

Each Subsidiary Guarantor of a series of Securities also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor with respect to a series of Securities shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be automatically released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07)

(1) upon the sale or other disposition (including by way of amalgamation, consolidation, statutory plan of arrangement or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary,

(2) upon the sale or disposition of all or substantially all the assets (including by way of amalgamation, consolidation, statutory plan of arrangement or merger) of such Subsidiary Guarantor,

(3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,

(4) upon defeasance of the Securities pursuant to Article 8,

(5) upon the full satisfaction of the Company’s obligations under this Indenture, or

(6) (a) upon the release or discharge of the Guarantee that resulted in the creation of such Subsidiary Guarantor pursuant to Section 4.09 or, (b) in the case of an Initial Subsidiary Guarantor (other than Teck Cominco Metals Ltd.), upon the release or discharge of the Guarantees of such Subsidiary Guarantor under the Term Credit Agreement, the Revolving Credit Agreement and the Bridge Credit Agreement, except in the case of (a) and (b), a discharge or release by or as a result of payment under such Guarantee; provided, in the case of (a) and (b), that at such time, such Subsidiary Guarantor does not Guarantee any outstanding Indebtedness of the Company or a Subsidiary Guarantor that would have required such Subsidiary Guarantor to Guarantee the Securities pursuant to Section 4.09, and the Company provides an Officers’ Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released from this Article 10.

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or an Affiliate of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.05.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee with respect to a series of Securities shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture with respect to such series to a contribution from each other Subsidiary Guarantor of such series in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors of such series at the time of such payment determined in accordance with GAAP.

Article 11

Additional Amounts

SECTION 11.01. Payment of Additional Amounts

(a) All payments made by or on behalf of the Company under or with respect to any series of Securities (or by any Subsidiary Guarantor with respect to any Guarantee of any series of Securities) will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any Province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Canadian Taxes”), unless the Company or such Subsidiary Guarantor is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company or such Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Securities, the Company or such Subsidiary Guarantor will pay to each Holder as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount such Holder would have received if such Canadian Taxes had not been withheld or deducted, except as described below. However, no Additional Amounts will be payable to a Holder (herein, an “Excluded Holder”) with respect to:

(1) a payment which is subject to such Canadian Taxes by reason of the Holder or beneficial owner being a Person with which the Company (or a relevant Subsidiary Guarantor) does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

(2) a payment which is subject to such Canadian Taxes by reason of the Holder or beneficial owner being a resident, domiciliary or national of, or engaged in business or maintaining a permanent establishment or other presence in or otherwise having some present or former connection with Canada or any Province or territory thereof otherwise than by the mere holding of the Securities or the receipt of payments thereunder;

(3) a payment which is subject to such Canadian Taxes by reason of the Holder’s or beneficial owner’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

(4) a payment which is subject to such Canadian Taxes because the Holder or beneficial owner is not entitled to the benefit of an applicable treaty by reason of the legal nature of such Person, or

(5) any combination of the items specified in Section 11.01(a)(1) through (4) above.

(b) The Company will also: (1) make such withholding or deduction; and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

(c) The Company will furnish to Holders, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by it.

(d) The Company will indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount (excluding any Additional Amounts that have previously been paid) of:

(1) any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities;

(2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(3) any Canadian Taxes imposed with respect to any reimbursement under Section 11.02(d)(1) and (2), but excluding any such Canadian Taxes on such Holder’s net income.

(e) Wherever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest, if any, or any other amount payable under or with respect to a debt security, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Article 12

Security Matters

SECTION 12.01. Security Pledged for Securities and Exchange Securities.

(a) The Securities and, upon their issuance, the Exchange Securities shall be secured by a Senior Secured Pledge Bond issued by the Company under the Master Trust Indenture and pledged as collateral security for the Securities and the Exchange Securities under the Senior Secured Pledge Bond Pledge Agreement dated as of May 8, 2009 and made by the Company as “Pledgor” in favor of the Trustee as “Pledgee” (the “Pledge Instrument”).

The Trustee is hereby instructed to establish a non-interest bearing account (the “Account”) to hold the Senior Secured Pledge Bond, not in its individual capacity, but solely as Trustee and Pledgee hereunder, for the benefit of the Holders and itself. The Holders and the Company authorize the Trustee to hold the Senior Secured Pledge Bond in the Account. The Holders and the Company acknowledge and agree that the Trustee has no duties or responsibilities with respect to any Collateral that may secure the Senior Secured Pledge Bond (including, but not limited to, enforcement or collection thereof). Nor shall the Trustee be charged with any knowledge or have any duties under any security documents that memorialize any such Collateral arrangements.

The Company shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty, with respect to the Senior Secured Pledge Bond, and the Company shall indemnify the Trustee for the amount of any tax that the Trustee or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of the Senior Secured Pledge Bond.

(b) The Holders agree and acknowledge that notwithstanding any provision to the contrary contained in the Pledge Instrument, in no event shall the Trustee or Pledgee be obligated to take any action with respect to the Senior Secured Pledge Bond (including the making of a demand thereunder) for a series of Securities without receiving direction from the Holders of at least 25% in principal amount of such series of Securities except as provided in Section 6.02(b).

SECTION 12.02. Deemed Consent.

(a) Holders of a series of Securities shall be deemed to have consented to the release of the pledge of the Senior Secured Pledge Bond with regard to such series of Securities and the related Exchange Securities:

(1) upon payment in full of the Securities and the Exchange Securities of such series;

(2) upon satisfaction and discharge of this Indenture with respect to such series of Securities and the related Exchange Securities in accordance with Section 8.01;

(3) upon a legal defeasance or covenant defeasance with respect to such series of Securities and the related Exchange Securities in accordance with Article 8; and

(4) with the consent of the Holders of 100% in principal amount of the Securities of such series and the related Exchange Securities (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities or the Exchange Securities).

(b) Holders of a series of Securities shall also be deemed to have consented, subject to compliance with the procedures set forth in the Master Trust Indenture, (as evidenced by an Officers’ Certificate delivered to the Trustee, on which the Trustee may conclusively rely without any investigation, and on which the Trustee shall be fully protected in relying) to:

(1) as to any Collateral held by a Restricted Subsidiary, upon (i) such Restricted Subsidiary being designated an Unrestricted Subsidiary in accordance with the terms of this Indenture or (ii) the sale of equity interests in such Restricted Subsidiary to a third party, the release of Liens on such Collateral and the release of any and all Guarantees granted in favor of the trustee under the Master Trust Indenture by such Restricted Subsidiary;

(2) as to any Collateral, if the Liens regarding such Collateral securing the Credit Facilities and the Bridge Credit Agreement are released simultaneously, the release of Liens on such Collateral and the release of any and all Guarantees granted in favor of the trustee under the Master Trust Indenture by entities that form part of such Collateral; or

(3) as to any Collateral (i) that is sold or otherwise disposed of by the Company or any of its Restricted Subsidiaries in a transaction permitted by this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of in accordance with Section 4.05 hereof or (ii) that is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Subsidiary Guarantee, concurrently with the release thereof, the release of Liens on such Collateral and the release of any and all Guarantees granted in favor of the trustee under the Master Trust Indenture by entities that form part of such Collateral.

(c) In no event shall the Trustee, as Trustee or Pledgee, have any responsibilities or duties under, or be charged with any knowledge of, the Master Trust Indenture, or compliance therewith.

(d) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to the Senior Secured Pledge Bond in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Senior Secured Pledge Bond. The Trustee shall be deemed to have exercised reasonable care in the custody of the Senior Secured Pledge Bond in its possession if the Senior Secured Pledge Bond is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Senior Secured Pledge Bond, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

In no event shall the Trustee release the Senior Secured Pledge Bond unless it has received an Opinion of Counsel and Officers’ Certificate stating that all conditions precedent to the release of such Senior Secured Pledge Bond have been complied with in the Indenture.

Article 13

Miscellaneous

SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention of: Treasurer

if to the Trustee:

The Bank of New York Mellon

101 Barclay Street

Floor 4 East

New York, NY 10286

Attention of: Corporate Trust Administration – International Team

The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 13.03. Communication by Holders with Other Holders. Securityholders of a series may communicate pursuant to TIA § 312(b) with other Securityholders of such series with respect to their rights under this Indenture with respect to such series or the Securities of such series. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities of a series have concurred in any direction, waiver or consent, Securities of such series owned by the Company or by any Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

TECK RESOURCES LIMITED

By:	/s/ Peter C. Rozee
Name: Peter C. Rozee
	Title:	Senior Vice President,
Commercial Affairs

Signature Page to Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

Signature Page to Indenture

TECK COMINCO COAL PARTNERSHIP, by TECK RESOURCES LIMITED as managing partner

By	/s/ R.A. Millos
Name: R.A. Millos
	Title:	Senior Vice President, Finance and Chief Financial Officer

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

Signature Page to Indenture

COMINCO MINING PARTNERSHIP by its attorney in fact

By	/s/ G. Leonard Manuel
Name: G. Leonard Manuel

By	/s/ Peter C. Rozee
Name: Peter C. Rozee

Signature Page to Indenture

FORDING LIMITED PARTNERSHIP, by FORDING (GP) ULC as general partner

By	/s/ Peter C. Rozee
Name: Peter C. Rozee
Title: Director

By	/s/ Ronald A. Millos
Name: Ronald A. Millos
Title: Director

Signature Page to Indenture

QUINTETTE COAL PARTNERSHIP by its attorney in fact

By	/s/ Bill Larmour
Name: Bill Larmour

By	/s/ Ronald A. Millos
Name: Ronald A. Millos

Signature Page to Indenture

TECK COAL PARTNERSHIP, by TECK COMINCO COAL PARTNERSHIP as managing partner, by TECK RESOURCES LIMITED as managing partner

By	/s/ R.A. Millos
Name: R.A. Millos
	Title:	Senior Vice President, Finance and
Chief Financial Officer

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

Signature Page to Indenture

TECK-POGO INC.

By	/s/ Larry A. Mackwood
Name: Larry A. Mackwood
Title: Treasurer

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

Signature Page to Indenture

AUR QB INC.

By	/s/ David Baril
Name: David Baril
Title: Director

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

Signature Page to Indenture

AURCAY HOLDINGS INC.

By	/s/ David Baril
Name: David Baril
Title: Director

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

Signature Page to Indenture

CANADA TUNGSTEN (CAYMAN) INC.

By	/s/ David Baril
Name: David Baril
Title: Director

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

Signature Page to Indenture

CARDINAL RIVER COALS LTD.

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

By	/s/ Peter C. Rozee
Name: Peter C. Rozee
Title: Vice President

Signature Page to Indenture

COMINCO NOVA SCOTIA COMPANY

By	/s/ G. Leonard Manuel
Name: G. Leonard Manuel
Title: Director

By	/s/ Anthony A. Zoobkoff
Name: Anthony A. Zoobkoff
Title: Director

Signature Page to Indenture

MINERA CANADA TUNGSTEN CHILE LTDA.

By	/s/ David Baril
Name: David Baril
Title: Director

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

Signature Page to Indenture

MINERA RELINCHO COPPER SA

By	/s/ Joseph W. Ruetz
Name: Joseph W. Ruetz
Title: Director

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

Signature Page to Indenture

RELINCHO BAHAMAS LTD.

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

By	/s/ Alastair Macdonald
Name: Alastair Macdonald
Title: Director

Signature Page to Indenture

TCAI INCORPORATED

By	/s/ Fred S. Daley
Name: Fred S. Daley
Title: Vice President, Exploration

By	/s/ C. Bruce DiLuzio
Name: C. Bruce DiLuzio
Title: Director

Signature Page to Indenture

TCL U.S. HOLDINGS LTD.

By	/s/ Ronald A. Millos
Name: Ronald A. Millos
Title: Director

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Assistant Secretary

Signature Page to Indenture

TECK ALASKA INCORPORATED

By	/s/ G. Leonard Manuel
Name: G. Leonard Manuel
Title: Vice President

By	/s/ C. Bruce DiLuzio
Name: C. Bruce DiLuzio
Title: Secretary

Signature Page to Indenture

TECK AMERICAN INCORPORATED

By	/s/ Fred S. Daley
Name: Fred S. Daley
Title: Vice President, Exploration

By	/s/ C. Bruce DiLuzio
Name: C. Bruce DiLuzio
Title: Director

Signature Page to Indenture

TECK BASE METALS LTD.

By	/s/ Larry A. Mackwood
Name: Larry A. Mackwood
Title: Alternate Director

By	/s/ Peter C. Rozee
Name: Peter C. Rozee
Title: Alternate Director

Signature Page to Indenture

TECK COLORADO INC.

By	/s/ Peter C. Rozee
Name: Peter C. Rozee
Title: Director

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

Signature Page to Indenture

TECK COMINCO METALS LTD.

By	/s/ Peter C. Rozee
Name: Peter C. Rozee

	Title:	Senior Vice President, Commercial Affairs

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

Signature Page to Indenture

TECK FINANCIAL CORPORATION LTD.

By	/s/ Larry A. Mackwood
Name: Larry A. Mackwood
Title: Alternate Director

By	/s/ Peter C. Rozee
Name: Peter C. Rozee
Title: Alternate Director

Signature Page to Indenture

TECK HUNGARY Kft

By	/s/ Sandor Zsolt
Name: Sandor Zsolt
Title: Managing Director

By	/s/ Andy Buchan
Name: Andy Buchan
Title: Managing Director

Signature Page to Indenture

TECK OPERACIONES MINERAS CHILE LTDA.

By	/s/ David Baril
Name: David Baril
Title: General Manager

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Vice President, Finance

Signature Page to Indenture

SCHEDULE 1

INITIAL SUBSIDIARY GUARANTORS

The following lists each Subsidiary Guarantor under the Indenture as of the date of the Indenture:

Teck Cominco Metals Ltd.

Teck Cominco Coal Partnership

Teck Coal Partnership

Quintette Coal Partnership

Fording Limited Partnership

Cardinal River Coals Ltd.

Cominco Mining Partnership

Teck American Incorporated

Teck Colorado Inc.

Teck Alaska Incorporated

Aurcay Holdings Inc.

Aur QB Inc.

Minera Canada Tungsten Chile Ltda.

Teck Operaciones Mineras Chile Ltda.

Canada Tungsten (Cayman) Inc.

Relincho Bahamas Ltd.

Minera Relincho Copper SA

Teck Base Metals Ltd.

Teck-Pogo Inc.

Cominco Nova Scotia Company

TCAI Incorporated

TCL U.S. Holdings Ltd.

Teck Financial Corp. Ltd.

Teck Hungary Kft

APPENDIX A

PROVISIONS RELATING TO SECURITIES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

Capitalized terms used and not otherwise defined in this Appendix A shall have the meanings given to them in the Indenture.

1.2 Other Definitions.

Term	Defined in Section:
“144A Global Security”	2.1(a)
“2014 144A Global Security”	2.1(a)
“2014 Registered Global Security”	2.1(a)
“2014 Regulation S Global Security”	2.1(a)
“2016 144A Global Security”	2.1(a)
“2016 Registered Global Security”	2.1(a)
“2016 Regulation S Global Security”	2.1(a)
“2019 144A Global Security”	2.1(a)
“2019 Registered Global Security”	2.1(a)
“2019 Regulation S Global Security”	2.1(a)
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“Registered Global Security”	2.1(a)
“Regulation S Global Security”	2.1(a)

2. The Securities.

2.1 (a) Form and Dating.

(i) Initial Securities. The 2014 Securities, the 2016 Securities and the 2019 Securities shall be issued initially in the form of one or more permanent global restricted Securities in definitive, fully registered form (the “2014 144A Global Security,” the “2016 144A Global Security” and the “2019 144A Global Security,” respectively, and each, a “144A Global Security”) and one or more permanent global Regulation S

Securities in definitive, fully registered form (the “2014 Regulation S Global Security,” the “2016 Regulation S Global Security” and the “2019 Regulation S Global Security,” respectively, and each, a “Regulation S Global Security”, and together with the 144A Global Securities and the Registered Global Securities, each, a “Global Security”) with the global securities legend set forth in Exhibit 1.1, Exhibit 2.1, Exhibit 3.1, Exhibit 1.2, Exhibit 2.2 and Exhibit 3.2 hereto, respectively, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(ii) Exchange Securities. The Exchange Securities for the 144A Global Securities and Regulation S Global Securities shall be issued initially in the form of one or more permanent global restricted Securities in definitive, fully registered form (the “2014 Registered Global Security,” the “2016 Registered Global Security” and the “2019 Registered Global Security,” respectively, and each, a “Registered Global Security”) with the global securities legend set forth in Exhibit 1.3, Exhibit 2.3 and Exhibit 3.3 hereto, respectively, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $1,315,000,000 9.75% Senior Secured Notes Due 2014, $1,060,000,000 10.25% Senior Secured Notes Due 2016 and $1,850,000,000 10.75% Senior Secured Notes Due 2019 and (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture. In the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary in accordance with the provisions hereof and the Applicable Procedures; provided that no procedures set forth herein shall apply to transfers of beneficial interests within a Global Security. Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Securities also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.3(a)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(a)(1) above, the transferor of any such beneficial interest must deliver to the Registrar either (A)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.4 hereof, (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the

Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (B)(i) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.3(e) hereof, the requirements of this Section 2.3(a)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interest in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.3(g) hereof.

(3) Transfer of Beneficial Interests in a Restricted Global Security to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Appendix C hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Appendix C hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the exchange or transfer complies with the requirements of Section 2.3(a)(2) above and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix D hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall execute and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(5) Transfer or Exchange of Beneficial Interests in Unrestricted Global Securities for Beneficial Interests in Restricted Global Securities Prohibited. Beneficial interests in an Unrestricted Global Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(b) Transfer or Exchange of Beneficial Interests in Global Securities for Definitive Securities.

(1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. Subject to Section 2.4 hereof, if any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Appendix D hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver a Restricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. Subject to Section 2.4 hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix D hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.3(b)(2) the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security.

(3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. Subject to Section 2.4 hereof, if any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, then, upon satisfaction of the applicable conditions set forth in Section 2.3(a)(2) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Unrestricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Security to the Persons in whose names such Security is so registered. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall not bear the Private Placement Legend.

(c) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities.

(1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such holder in the form of Appendix D hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (1) thereof; or

(C) if such Restricted Definitive Security is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, a 144A Global Security, and in the case of clause (C) above, a Regulation S Global Security.

(2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A) such exchange or transfer is effected pursuant to a Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes such certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix D hereto, including the certifications in item (1)(c) thereof; or

(ii) if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.3(c)(2), the Trustee shall cancel such Restricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the Unrestricted Global Security.

(3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A holder of an Unrestricted Definitive Security may exchange such

Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of one of the Unrestricted Global Securities.

(4) Transfer or Exchange of Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities Prohibited. An Unrestricted Definitive Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(5) Issuance of Unrestricted Global Securities. If any such exchange or transfer of a Definitive Security for a beneficial interest in an Unrestricted Global Security is effected pursuant to clause (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(d) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a holder of Definitive Securities and such holder’s compliance with the provisions of this Section 2.3(d), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(d).

(1) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, a certificate in the form of Appendix C hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Appendix C hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Appendix C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the holder thereof for an

Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes such certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such Restricted Definitive Security proposes to exchange such Security for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix D hereto, including the certifications in item (1)(d) thereof; or

(ii) if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of Section 2.3(d)(2) the Trustee shall cancel the prior Restricted Definitive Security and the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Security in instructions delivered to the Registrar by such holder.

(3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A holder of an Unrestricted Definitive Security may transfer such Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register such Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(e) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the applicable Restricted Global Securities (A) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement, and (B) accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities (x) tendered for acceptance by Persons who made the foregoing certifications and (y) accepted for exchange in the Exchange Offer, in each case evidencing the same Indebtedness as the Securities exchanged therefor. Concurrently with the issuance of such Securities, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Securities, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Securities so accepted Unrestricted Definitive Securities in the appropriate principal amount.

(f) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1) Private Placement Legend.

(A) Except as permitted by clause (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR ANY

SUCCESSOR PROVISION THERETO (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to clauses (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.3 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Regulation S Legend. Each Regulation S Global Security shall bear a legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

(3) Canadian Legend. Each Global Security (and all Securities issued in exchange therefor or substitution thereof prior to September 9, 2009) shall bear the legend in substantially the following form:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE SEPTEMBER 9, 2009.”

(4) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE,

(II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 3.06, 4.05, 4.06 and 9.05 of the Indenture).

(2) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Securities duly issued hereunder.

(3) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(4) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, in each case regardless of any notice to the contrary.

(5) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.3 to effect a registration of transfer or exchange may be submitted by facsimile.

(6) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

(7) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture under applicable law with respect to any transfer of any interest in any Security (including any transfer between or among Participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(j) No Obligation of the Trustee.

(1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certificated Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1.1

to

APPENDIX A

[FORM OF FACE OF 2014 144A SECURITY]

[Global Securities Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR ANY SUCCESSOR PROVISION THERETO (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE SEPTEMBER 9, 2009.

No.	$

CUSIP NO. 878742AG0

ISIN NO. US878742AG04

TECK RESOURCES LIMITED

9.75% Senior Secured Notes Due 2014

Teck Resources Limited, a Canadian corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of             Dollars on May 15, 2014.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

TECK RESOURCES LIMITED

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the 2014 Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF 2014 144A SECURITY]

9.75% Senior Secured Note Due 2014

1. Interest

Teck Resources Limited, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2014 Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2009. Interest on the 2014 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2014 Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2014 Securities (except defaulted interest) to the Persons who are registered holders of 2014 Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2014 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2014 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2014 Securities under an Indenture dated as of May 8, 2009 (“Indenture”), among the Company, the Guarantors and the Trustee. The terms of the 2014 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2014 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2014 Securities pursuant to Section 2.13 of the Indenture. The 2014 Securities issued on the Issue Date and any Additional 2014 Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in Sale and Leaseback transactions; enter into transactions with affiliates and restrictions on dividends by Restricted Subsidiaries. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) the 2014 Securities having Investment Grade Ratings from both of the Rating Agencies and (ii) no Default or Event of Default with respect to the 2014 Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.07(a), 4.13, 4.14 and 5.01(a)(3) of the Indenture with respect to the 2014 Securities and in addition the Company and the Restricted Subsidiaries shall be subject to Section 4.07(b) of the Indenture with respect to the 2014 Securities. If (i) a Default or Event of Default with respect to the 2014 Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) either or both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2014 Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2014 Securities.

5. Optional Redemption

Prior to May 15, 2012, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the original aggregate principal amount of the 2014 Securities (calculated giving effect to any issuance of Additional 2014 Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2014 Securities (calculated giving effect to any issuance of Additional 2014 Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

At any time the Company shall be entitled at its option to redeem the 2014 Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2014 Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Tax Redemption

The 2014 Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to, but not including, the date fixed for redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), upon the giving of a notice as described below, if the Company determines that: (a) as a result of (A) any change (without limitation, including any announced change) in, repeal of or amendment to any laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the Company’s successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, the Company or such successor, as applicable, has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the 2014 Securities; or (b) on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in 6(a) above, whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of the Company’s legal counsel, will result in the Company’s, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the Securities of such series, and, in any such case (a) or (b), the Company, in its business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to it.

In the event that the Company elects to redeem the 2014 Securities pursuant to the provisions of this Section 6, the Company will deliver to the Trustee an Officers’ Certificate stating that it is entitled to redeem the Securities of such series pursuant to their terms.

Notice of intention to redeem the Securities of any series will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2014 Securities to be redeemed at his registered address. 2014 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2014 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2014 Securities (or such portions thereof) called for redemption.

8. Put Provisions

Upon a Change of Control, any Holder of 2014 Securities will have the right to cause the Company to repurchase all or any part of the 2014 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2014 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Guarantee

The payment by the Company of the Principal of, and premium and interest on, the 2014 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

10. Security

The 2014 Securities are secured by the Senior Secured Pledge Bond issued by the Company under the Master Trust Indenture and pledged as collateral security for the 2014 Securities.

11. Denominations; Transfer; Exchange

The 2014 Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2014 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2014 Securities selected for redemption (except, in the case of a 2014 Security to be redeemed in part, the portion of the 2014 Security not to be redeemed) or any Securities for a period of 15 days before a selection of 2014 Securities to be redeemed or 15 days before an interest payment date.

12. Persons Deemed Owners

The registered Holder of this 2014 Security may be treated as the owner of it for all purposes.

13. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2014 Securities and the Indenture with respect to the 2014 Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the 2014 Securities to redemption or maturity, as the case may be.

15. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2014 Securities and the 2014 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2014 Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2014 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2014 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2014 Securities or the 2014 Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2014 Securities in addition to or in place of certificated 2014 Securities, or to add guarantees with respect to the 2014 Securities or to secure the 2014 Securities, or to add additional covenants with respect to the 2014 Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2014 Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2014 Securities, or to provide for the issuance of Additional 2014 Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Offering Memorandum.

16. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2014 Securities include (a) default for 30 days in payment of interest on the 2014 Securities; (b) default in payment of principal on the 2014 Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with the conditions of Section 4.06 or Section 5.01 in the Indenture; (d) failure by the Company or any Restricted Security to comply with any of its agreements contained in the 2014 Securities or the Indenture other than (a) through (c) above subject to certain notice and cure provisions (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $100 million; (f) certain events of bankruptcy or insolvency with respect to the

Company, a Subsidiary Guarantor or a Significant Subsidiary; (g) certain judgments or decrees for the payment of money in excess of $100 million; (h) certain defaults with respect to a Subsidiary Guarantee with respect to the 2014 Securities and (i) with respect to Collateral having a Fair Market Value in excess of $100 million, certain assertions by the Company or a Subsidiary Guarantor that security over such Collateral is not a valid, perfected, first priority Lien, subject to certain exceptions. If an Event of Default with respect to the 2014 Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2014 Securities may declare all the 2014 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2014 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of 2014 Securities may not enforce the Indenture with respect to the 2014 Securities or the 2014 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2014 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2014 Securities may direct the Trustee in its exercise of any trust or power with respect to the 2014 Securities. The Trustee may withhold from Holders of 2014 Securities notice of any continuing Default with respect to the 2014 Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2014 Securities.

17. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2014 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2014 Securities or the Indenture with respect to the 2014 Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2014 Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2014 Securities.

19. Authentication

This 2014 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2014 Security.

20. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2014 Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2014 Securities. No representation is made as to the accuracy of such numbers either as printed on the 2014 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Governing Law

THIS 2014 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder of 2014 Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2014 Security in larger type. Requests may be made to:

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention: Treasurer

ASSIGNMENT FORM

To assign this 2014 Security, fill in the form below:

I or we assign and transfer this 2014 Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this 2014 Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2014 Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2014 SECURITY

The following increases or decreases in this Global 2014 Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2014 Security	Amount of increase in Principal amount of this Global 2014 Security	Principal amount of this Global 2014 Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2014 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

☐  4.05    ☐  4.06

☐  If you want to elect to have only part of this 2014 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $—

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this 2014 Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 1.2

to

APPENDIX A

[FORM OF FACE OF 2014 REGULATION S SECURITY]

[Global Securities Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE SEPTEMBER 9, 2009.

No.	$

CUSIP NO. C87392AA1

ISIN NO. USC87392AA10

TECK RESOURCES LIMITED

9.75% Senior Secured Notes Due 2014

Teck Resources Limited, a Canadian corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of             Dollars on May 15, 2014.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

TECK RESOURCES LIMITED

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the 2014 Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF 2014 REGULATION S SECURITY]

9.75% Senior Secured Note Due 2014

1. Interest

Teck Resources Limited, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2014 Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2009. Interest on the 2014 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2014 Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2014 Securities (except defaulted interest) to the Persons who are registered holders of 2014 Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2014 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2014 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2014 Securities under an Indenture dated as of May 8, 2009 (“Indenture”), among the Company, the Guarantors and the Trustee. The terms of the 2014 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2014 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2014 Securities pursuant to Section 2.13 of the Indenture. The 2014 Securities issued on the Issue Date and any Additional 2014 Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in Sale and Leaseback transactions; enter into transactions with affiliates and restrictions on dividends by Restricted Subsidiaries. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) the 2014 Securities having Investment Grade Ratings from both of the Rating Agencies and (ii) no Default or Event of Default with respect to the 2014 Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.07(a), 4.13, 4.14 and 5.01(a)(3) of the Indenture with respect to the 2014 Securities and in addition the Company and the Restricted Subsidiaries shall be subject to Section 4.07(b) of the Indenture with respect to the 2014 Securities. If (i) a Default or Event of Default with respect to the 2014 Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) either or both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2014 Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2014 Securities.

5. Optional Redemption

Prior to May 15, 2012, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the original aggregate principal amount of the 2014 Securities (calculated giving effect to any issuance of Additional 2014 Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2014 Securities (calculated giving effect to any issuance of Additional 2014 Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

At any time the Company shall be entitled at its option to redeem the 2014 Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2014 Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Tax Redemption

The 2014 Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to, but not including, the date fixed for redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), upon the giving of a notice as described below, if the Company determines that: (a) as a result of (A) any change (without limitation, including any announced change) in, repeal of or amendment to any laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the Company’s successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, the Company or such successor, as applicable, has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the 2014 Securities; or (b) on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in 6(a) above, whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of the Company’s legal counsel, will result in the Company’s, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the Securities of such series, and, in any such case (a) or (b), the Company, in its business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to it.

In the event that the Company elects to redeem the 2014 Securities pursuant to the provisions of this Section 6, the Company will deliver to the Trustee an Officers’ Certificate stating that it is entitled to redeem the Securities of such series pursuant to their terms.

Notice of intention to redeem the Securities of any series will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2014 Securities to be redeemed at his registered address. 2014 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2014 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2014 Securities (or such portions thereof) called for redemption.

8. Put Provisions

Upon a Change of Control, any Holder of 2014 Securities will have the right to cause the Company to repurchase all or any part of the 2014 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2014 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Guarantee

The payment by the Company of the Principal of, and premium and interest on, the 2014 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

10. Security

The 2014 Securities are secured by the Senior Secured Pledge Bond issued by the Company under the Master Trust Indenture and pledged as collateral security for the 2014 Securities.

11. Denominations; Transfer; Exchange

The 2014 Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2014 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2014 Securities selected for redemption (except, in the case of a 2014 Security to be redeemed in part, the portion of the 2014 Security not to be redeemed) or any Securities for a period of 15 days before a selection of 2014 Securities to be redeemed or 15 days before an interest payment date.

12. Persons Deemed Owners

The registered Holder of this 2014 Security may be treated as the owner of it for all purposes.

13. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2014 Securities and the Indenture with respect to the 2014 Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the 2014 Securities to redemption or maturity, as the case may be.

15. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2014 Securities and the 2014 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2014 Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2014 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2014 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2014 Securities or the 2014 Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2014 Securities in addition to or in place of certificated 2014 Securities, or to add guarantees with respect to the 2014 Securities or to secure the 2014 Securities, or to add additional covenants with respect to the 2014 Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2014 Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2014 Securities, or to provide for the issuance of Additional 2014 Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Offering Memorandum.

16. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2014 Securities include (a) default for 30 days in payment of interest on the 2014 Securities; (b) default in payment of principal on the 2014 Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with the conditions of Section 4.06 or Section 5.01 in the Indenture; (d) failure by the Company or any Restricted Security to comply with any of its agreements contained in the 2014 Securities or the Indenture other than (a) through (c) above subject to certain notice and cure provisions (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $100 million; (f) certain events of bankruptcy or insolvency with respect to the

Company, a Subsidiary Guarantor or a Significant Subsidiary; (g) certain judgments or decrees for the payment of money in excess of $100 million; (h) certain defaults with respect to a Subsidiary Guarantee with respect to the 2014 Securities and (i) with respect to Collateral having a Fair Market Value in excess of $100 million, certain assertions by the Company or a Subsidiary Guarantor that security over such Collateral is not a valid, perfected, first priority Lien, subject to certain exceptions. If an Event of Default with respect to the 2014 Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2014 Securities may declare all the 2014 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2014 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of 2014 Securities may not enforce the Indenture with respect to the 2014 Securities or the 2014 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2014 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2014 Securities may direct the Trustee in its exercise of any trust or power with respect to the 2014 Securities. The Trustee may withhold from Holders of 2014 Securities notice of any continuing Default with respect to the 2014 Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2014 Securities.

17. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2014 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2014 Securities or the Indenture with respect to the 2014 Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2014 Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2014 Securities.

19. Authentication

This 2014 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2014 Security.

20. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2014 Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2014 Securities. No representation is made as to the accuracy of such numbers either as printed on the 2014 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Governing Law

THIS 2014 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder of 2014 Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2014 Security in larger type. Requests may be made to:

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention: Treasurer

ASSIGNMENT FORM

To assign this 2014 Security, fill in the form below:

I or we assign and transfer this 2014 Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this 2014 Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2014 Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2014 SECURITY

The following increases or decreases in this Global 2014 Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2014 Security	Amount of increase in Principal amount of this Global 2014 Security	Principal amount of this Global 2014 Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2014 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

☐  4.05    ☐  4.06

☐  If you want to elect to have only part of this 2014 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $—

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this 2014 Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 1.3

to

APPENDIX A

[FORM OF FACE OF 2014 REGISTERED SECURITY]

[Global Securities Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE SEPTEMBER 9, 2009.

No.	$

CUSIP NO. 878742AJ4

ISIN NO. US878742AJ43

TECK RESOURCES LIMITED

9.75% Senior Secured Notes Due 2014

Teck Resources Limited, a Canadian corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of              Dollars on May 15, 2014.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

TECK RESOURCES LIMITED

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON as Trustee, certifies that this is one of the 2014 Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF 2014 REGISTERED SECURITY]

9.75% Senior Secured Note Due 2014

1. Interest

Teck Resources Limited, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2014 Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2009. Interest on the 2014 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2014 Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2014 Securities (except defaulted interest) to the Persons who are registered holders of 2014 Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2014 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2014 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2014 Securities under an Indenture dated as of May 8, 2009 (“Indenture”), among the Company, the Guarantors and the Trustee. The terms of the 2014 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2014 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2014 Securities pursuant to Section 2.13 of the Indenture. The 2014 Securities issued on the Issue Date and any Additional 2014 Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in Sale and Leaseback transactions; enter into transactions with affiliates and restrictions on dividends by Restricted Subsidiaries. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) the 2014 Securities having Investment Grade Ratings from both of the Rating Agencies and (ii) no Default or Event of Default with respect to the 2014 Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.07(a), 4.13, 4.14 and 5.01(a)(3) of the Indenture with respect to the 2014 Securities and in addition the Company and the Restricted Subsidiaries shall be subject to Section 4.07(b) of the Indenture with respect to the 2014 Securities. If (i) a Default or Event of Default with respect to the 2014 Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) either or both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2014 Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2014 Securities.

5. Optional Redemption

Prior to May 15, 2012, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the original aggregate principal amount of the 2014 Securities (calculated giving effect to any issuance of Additional 2014 Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2014 Securities (calculated giving effect to any issuance of Additional 2014 Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

At any time the Company shall be entitled at its option to redeem the 2014 Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2014 Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Tax Redemption

The 2014 Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to, but not including, the date fixed for redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), upon the giving of a notice as described below, if the Company determines that: (a) as a result of (A) any change (without limitation, including any announced change) in, repeal of or amendment to any laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the Company’s successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, the Company or such successor, as applicable, has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the 2014 Securities; or (b) on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in 6(a) above, whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of the Company’s legal counsel, will result in the Company’s, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the Securities of such series, and, in any such case (a) or (b), the Company, in its business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to it.

In the event that the Company elects to redeem the 2014 Securities pursuant to the provisions of this Section 6, the Company will deliver to the Trustee an Officers’ Certificate stating that it is entitled to redeem the Securities of such series pursuant to their terms.

Notice of intention to redeem the Securities of any series will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2014 Securities to be redeemed at his registered address. 2014 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2014 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2014 Securities (or such portions thereof) called for redemption.

8. Put Provisions

Upon a Change of Control, any Holder of 2014 Securities will have the right to cause the Company to repurchase all or any part of the 2014 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2014 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Guarantee

The payment by the Company of the Principal of, and premium and interest on, the 2014 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

10. Security

The 2014 Securities are secured by the Senior Secured Pledge Bond issued by the Company under the Master Trust Indenture and pledged as collateral security for the 2014 Securities.

11. Denominations; Transfer; Exchange

The 2014 Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2014 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2014 Securities selected for redemption (except, in the case of a 2014 Security to be redeemed in part, the portion of the 2014 Security not to be redeemed) or any Securities for a period of 15 days before a selection of 2014 Securities to be redeemed or 15 days before an interest payment date.

12. Persons Deemed Owners

The registered Holder of this 2014 Security may be treated as the owner of it for all purposes.

13. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2014 Securities and the Indenture with respect to the 2014 Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the 2014 Securities to redemption or maturity, as the case may be.

15. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2014 Securities and the 2014 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2014 Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2014 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2014 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2014 Securities or the 2014 Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2014 Securities in addition to or in place of certificated 2014 Securities, or to add guarantees with respect to the 2014 Securities or to secure the 2014 Securities, or to add additional covenants with respect to the 2014 Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2014 Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2014 Securities, or to provide for the issuance of Additional 2014 Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Offering Memorandum.

16. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2014 Securities include (a) default for 30 days in payment of interest on the 2014 Securities; (b) default in payment of principal on the 2014 Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with the conditions of Section 4.06 or Section 5.01 in the Indenture; (d) failure by the Company or any Restricted Security to comply with any of its agreements contained in the 2014 Securities or the Indenture other than (a) through (c) above subject to certain notice and cure provisions (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $100 million; (f) certain events of bankruptcy or insolvency with respect to the

Company, a Subsidiary Guarantor or a Significant Subsidiary; (g) certain judgments or decrees for the payment of money in excess of $100 million; (h) certain defaults with respect to a Subsidiary Guarantee with respect to the 2014 Securities and (i) with respect to Collateral having a Fair Market Value in excess of $100 million, certain assertions by the Company or a Subsidiary Guarantor that security over such Collateral is not a valid, perfected, first priority Lien, subject to certain exceptions. If an Event of Default with respect to the 2014 Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2014 Securities may declare all the 2014 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2014 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of 2014 Securities may not enforce the Indenture with respect to the 2014 Securities or the 2014 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2014 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2014 Securities may direct the Trustee in its exercise of any trust or power with respect to the 2014 Securities. The Trustee may withhold from Holders of 2014 Securities notice of any continuing Default with respect to the 2014 Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2014 Securities.

17. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2014 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2014 Securities or the Indenture with respect to the 2014 Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2014 Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2014 Securities.

19. Authentication

This 2014 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2014 Security.

20. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2014 Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2014 Securities. No representation is made as to the accuracy of such numbers either as printed on the 2014 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Governing Law

THIS 2014 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder of 2014 Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2014 Security in larger type. Requests may be made to:

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention: Treasurer

ASSIGNMENT FORM

To assign this 2014 Security, fill in the form below:

I or we assign and transfer this 2014 Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this 2014 Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2014 Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2014 SECURITY

The following increases or decreases in this Global 2014 Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2014 Security	Amount of increase in Principal amount of this Global 2014 Security	Principal amount of this Global 2014 Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2014 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

☐  4.05    ☐  4.06

☐  If you want to elect to have only part of this 2014 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $—

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this 2014 Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2.1

to

APPENDIX A

[FORM OF FACE OF 2016 144A SECURITY]

[Global Securities Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR ANY SUCCESSOR PROVISION THERETO (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE SEPTEMBER 9, 2009.

No.	$

CUSIP NO. 878742AK1

ISIN NO. US878742AK16

TECK RESOURCES LIMITED

10.25% Senior Secured Notes Due 2016

Teck Resources Limited, a Canadian corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of              Dollars on May 15, 2016.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

TECK RESOURCES LIMITED

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON as Trustee, certifies that this is one of the 2016 Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF 2016 144A SECURITY]

10.25% Senior Secured Note Due 2016

1. Interest

Teck Resources Limited, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2016 Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2009. Interest on the 2016 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2016 Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2016 Securities (except defaulted interest) to the Persons who are registered holders of 2016 Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2016 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2016 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2016 Securities under an Indenture dated as of May 8, 2009 (“Indenture”), among the Company, the Guarantors and the Trustee. The terms of the 2016 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2016 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2016 Securities pursuant to Section 2.13 of the Indenture. The 2016 Securities issued on the Issue Date and any Additional 2016 Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in Sale and Leaseback transactions; enter into transactions with affiliates and restrictions on dividends by Restricted Subsidiaries. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) the 2016 Securities having Investment Grade Ratings from both of the Rating Agencies and (ii) no Default or Event of Default with respect to the 2016 Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.07(a), 4.13, 4.14 and 5.01(a)(3) of the Indenture with respect to the 2016 Securities and in addition the Company and the Restricted Subsidiaries shall be subject to Section 4.07(b) of the Indenture with respect to the 2016 Securities. If (i) a Default or Event of Default with respect to the 2016 Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) either or both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2016 Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2016 Securities.

5. Optional Redemption

Except as set forth in this paragraph 5 and in paragraph 6 “Tax Redemption” below, the Company shall not be entitled to redeem the 2016 Securities prior to May 15, 2013.

On and after May 15, 2013, the Company shall be entitled at its option to redeem the 2016 Securities, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2013	105.125%
2014	102.563%
2015 and thereafter	100.000%

In addition, prior to May 15, 2012, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the original aggregate principal amount of the 2016 Securities (calculated giving effect to any issuance of Additional 2016 Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2016 Securities (calculated giving effect to any issuance of Additional 2016 Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

Prior to May 15, 2013, the Company shall be entitled at its option to redeem the 2016 Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2016 Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Tax Redemption

The 2016 Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to, but not including, the date fixed for redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), upon the giving of a notice as described below, if the Company determines that: (a) as a result of (A) any change (without limitation, including any announced change) in, repeal of or amendment to any laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the Company’s successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, the Company or such successor, as applicable, has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the 2016 Securities; or (b) on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in 6(a) above, whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of the Company’s legal counsel, will result in the Company’s, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the Securities of such series, and, in any such case (a) or (b), the Company, in its business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to it.

In the event that the Company elects to redeem the 2016 Securities pursuant to the provisions of this Section 6, the Company will deliver to the Trustee an Officers’ Certificate stating that it is entitled to redeem the Securities of such series pursuant to their terms.

Notice of intention to redeem the Securities of any series will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2016 Securities to be redeemed at his registered address. 2016 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2016 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2016 Securities (or such portions thereof) called for redemption.

8. Put Provisions

Upon a Change of Control, any Holder of 2016 Securities will have the right to cause the Company to repurchase all or any part of the 2016 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2016 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Guarantee

The payment by the Company of the Principal of, and premium and interest on, the 2016 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

10. Security

The 2016 Securities are secured by the Senior Secured Pledge Bond issued by the Company under the Master Trust Indenture and pledged as collateral security for the 2016 Securities.

11. Denominations; Transfer; Exchange

The 2016 Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2016 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2016 Securities selected for redemption (except, in the case of a 2016 Security to be redeemed in part, the portion of the 2016 Security not to be redeemed) or any Securities for a period of 15 days before a selection of 2016 Securities to be redeemed or 15 days before an interest payment date.

12. Persons Deemed Owners

The registered Holder of this 2016 Security may be treated as the owner of it for all purposes.

13. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2016 Securities and the Indenture with respect to the 2016 Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the 2016 Securities to redemption or maturity, as the case may be.

15. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2016 Securities and the 2016 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2016 Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2016 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2016 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2016 Securities or the 2016 Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2016 Securities in addition to or in place of certificated 2016 Securities, or to add guarantees with respect to the 2016 Securities or to secure the 2016 Securities, or to add additional covenants with respect to the 2016 Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2016 Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2016 Securities, or to provide for the issuance of Additional 2016 Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Offering Memorandum.

16. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2016 Securities include (a) default for 30 days in payment of interest on the 2016 Securities; (b) default in payment of principal on the 2016 Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with the conditions of Section 4.06 or Section 5.01 in the Indenture; (d) failure by the Company or any Restricted Security to comply with any of its agreements contained in the 2016 Securities or the Indenture other than (a) through (c) above subject to certain notice and cure provisions (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $100 million; (f) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or a Significant Subsidiary; (g) certain judgments or decrees for the payment of money in excess of $100 million; (h) certain defaults with respect to a Subsidiary Guarantee with respect to the 2016 Securities and (i) with respect to Collateral having a Fair Market Value in excess of $100 million, certain assertions by the Company or a Subsidiary Guarantor that security over such Collateral is not a valid, perfected, first priority Lien, subject to certain exceptions. If an Event of Default with respect to the 2016 Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2016 Securities may declare all the 2016 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2016 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of 2016 Securities may not enforce the Indenture with respect to the 2016 Securities or the 2016 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2016 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2016 Securities may direct the Trustee in its exercise of any trust or power with respect to the 2016 Securities. The Trustee may withhold from Holders of 2016 Securities notice of any continuing Default with respect to the 2016 Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2016 Securities.

17. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2016 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2016 Securities or the Indenture with respect to the 2016 Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2016 Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2016 Securities.

19. Authentication

This 2016 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2016 Security.

20. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2016 Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2016 Securities. No representation is made as to the accuracy of such numbers either as printed on the 2016 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Governing Law

THIS 2016 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder of 2016 Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2016 Security in larger type. Requests may be made to:

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention: Treasurer

ASSIGNMENT FORM

To assign this 2016 Security, fill in the form below:

I or we assign and transfer this 2016 Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this 2016 Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2016 Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2016 SECURITY

The following increases or decreases in this Global 2016 Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2016 Security	Amount of increase in Principal amount of this Global 2016 Security	Principal amount of this Global 2016 Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2016 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

☐  4.05    ☐   4.06

☐  If you want to elect to have only part of this 2016 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $—

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this 2016 Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2.2

to

APPENDIX A

[FORM OF FACE OF 2016 REGULATION S SECURITY]

[Global Securities Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE SEPTEMBER 9, 2009.

No.	$

CUSIP NO. C87392AB9

ISIN NO. USC87392AB92

TECK RESOURCES LIMITED

10.25% Senior Secured Notes Due 2016

Teck Resources Limited, a Canadian corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of              Dollars on May 15, 2016.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

TECK RESOURCES LIMITED

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON as Trustee, certifies that this is one of the 2016 Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF 2016 REGULATION S SECURITY]

10.25% Senior Secured Note Due 2016

1. Interest

Teck Resources Limited, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2016 Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2009. Interest on the 2016 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2016 Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2016 Securities (except defaulted interest) to the Persons who are registered holders of 2016 Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2016 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2016 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2016 Securities under an Indenture dated as of May 8, 2009 (“Indenture”), among the Company, the Guarantors and the Trustee. The terms of the 2016 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2016 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2016 Securities pursuant to Section 2.13 of the Indenture. The 2016 Securities issued on the Issue Date and any Additional 2016 Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in Sale and Leaseback transactions; enter into transactions with affiliates and restrictions on dividends by Restricted Subsidiaries. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) the 2016 Securities having Investment Grade Ratings from both of the Rating Agencies and (ii) no Default or Event of Default with respect to the 2016 Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.07(a), 4.13, 4.14 and 5.01(a)(3) of the Indenture with respect to the 2016 Securities and in addition the Company and the Restricted Subsidiaries shall be subject to Section 4.07(b) of the Indenture with respect to the 2016 Securities. If (i) a Default or Event of Default with respect to the 2016 Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) either or both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2016 Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2016 Securities.

5. Optional Redemption

Except as set forth in this paragraph and in paragraph 6 “Tax Redemption” below, the Company shall not be entitled to redeem the 2016 Securities prior to May 15, 2013.

On and after May 15, 2013, the Company shall be entitled at its option to redeem the 2016 Securities, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2013	105.125%
2014	102.563%
2015 and thereafter	100.000%

In addition, prior to May 15, 2012, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the original aggregate principal amount of the 2016 Securities (calculated giving effect to any issuance of Additional 2016 Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2016 Securities (calculated giving effect to any issuance of Additional 2016 Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

Prior to May 15, 2013, the Company shall be entitled at its option to redeem the 2016 Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2016 Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Tax Redemption

The 2016 Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to, but not including, the date fixed for redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), upon the giving of a notice as described below, if the Company determines that: (a) as a result of (A) any change (without limitation, including any announced change) in, repeal of or amendment to any laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the Company’s successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, the Company or such successor, as applicable, has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the 2016 Securities; or (b) on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in 6(a) above, whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of the Company’s legal counsel, will result in the Company’s, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the Securities of such series, and, in any such case (a) or (b), the Company, in its business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to it.

In the event that the Company elects to redeem the 2016 Securities pursuant to the provisions of this Section 6, the Company will deliver to the Trustee an Officers’ Certificate stating that it is entitled to redeem the Securities of such series pursuant to their terms.

Notice of intention to redeem the Securities of any series will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2016 Securities to be redeemed at his registered address. 2016 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2016 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2016 Securities (or such portions thereof) called for redemption.

8. Put Provisions

Upon a Change of Control, any Holder of 2016 Securities will have the right to cause the Company to repurchase all or any part of the 2016 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2016 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Guarantee

The payment by the Company of the Principal of, and premium and interest on, the 2016 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

10. Security

The 2016 Securities are secured by the Senior Secured Pledge Bond issued by the Company under the Master Trust Indenture and pledged as collateral security for the 2016 Securities.

11. Denominations; Transfer; Exchange

The 2016 Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2016 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2016 Securities selected for redemption (except, in the case of a 2016 Security to be redeemed in part, the portion of the 2016 Security not to be redeemed) or any Securities for a period of 15 days before a selection of 2016 Securities to be redeemed or 15 days before an interest payment date.

12. Persons Deemed Owners

The registered Holder of this 2016 Security may be treated as the owner of it for all purposes.

13. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2016 Securities and the Indenture with respect to the 2016 Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the 2016 Securities to redemption or maturity, as the case may be.

15. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2016 Securities and the 2016 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2016 Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2016 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2016 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2016 Securities or the 2016 Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2016 Securities in addition to or in place of certificated 2016 Securities, or to add guarantees with respect to the 2016 Securities or to secure the 2016 Securities, or to add additional covenants with respect to the 2016 Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2016 Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2016 Securities, or to provide for the issuance of Additional 2016 Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Offering Memorandum.

16. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2016 Securities include (a) default for 30 days in payment of interest on the 2016 Securities; (b) default in payment of principal on the 2016 Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with the conditions of Section 4.06 or Section 5.01 in the Indenture; (d) failure by the Company or any Restricted Security to comply with any of its agreements contained in the 2016 Securities or the Indenture other than (a) through (c) above subject to certain notice and cure provisions (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $100 million; (f) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or a Significant Subsidiary; (g) certain judgments or decrees for the payment of money in excess of $100 million; (h) certain defaults with respect to a Subsidiary Guarantee with respect to the 2016 Securities and (i) with respect to Collateral having a Fair Market Value in excess of $100 million, certain assertions by the Company or a Subsidiary Guarantor that security over such Collateral is not a valid, perfected, first priority Lien, subject to certain exceptions. If an Event of Default with respect to the 2016 Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2016 Securities may declare all the 2016 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2016 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of 2016 Securities may not enforce the Indenture with respect to the 2016 Securities or the 2016 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2016 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2016 Securities may direct the Trustee in its exercise of any trust or power with respect to the 2016 Securities. The Trustee may withhold from Holders of 2016 Securities notice of any continuing Default with respect to the 2016 Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2016 Securities.

17. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2016 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2016 Securities or the Indenture with respect to the 2016 Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2016 Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2016 Securities.

19. Authentication

This 2016 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2016 Security.

20. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2016 Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2016 Securities. No representation is made as to the accuracy of such numbers either as printed on the 2016 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Governing Law

THIS 2016 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder of 2016 Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2016 Security in larger type. Requests may be made to:

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention: Treasurer

ASSIGNMENT FORM

To assign this 2016 Security, fill in the form below:

I or we assign and transfer this 2016 Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this 2016 Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2016 Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2016 SECURITY

The following increases or decreases in this Global 2016 Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2016 Security	Amount of increase in Principal amount of this Global 2016 Security	Principal amount of this Global 2016 Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2016 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

☐  4.05    ☐  4.06

☐  If you want to elect to have only part of this 2016 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $—

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this 2016 Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2.3

to

APPENDIX A

[FORM OF FACE OF 2016 REGISTERED SECURITY]

[Global Securities Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE SEPTEMBER 9, 2009.

No.	$

CUSIP NO. 878742AM7

ISIN NO. US878742AM71

TECK RESOURCES LIMITED

10.25% Senior Secured Notes Due 2016

Teck Resources Limited, a Canadian corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of              Dollars on May 15, 2016.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

TECK RESOURCES LIMITED

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the 2016 Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF 2016 REGISTERED SECURITY]

10.25% Senior Secured Note Due 2016

1. Interest

Teck Resources Limited, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2016 Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2009. Interest on the 2016 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2016 Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2016 Securities (except defaulted interest) to the Persons who are registered holders of 2016 Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2016 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2016 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2016 Securities under an Indenture dated as of May 8, 2009 (“Indenture”), among the Company, the Guarantors and the Trustee. The terms of the 2016 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2016 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2016 Securities pursuant to Section 2.13 of the Indenture. The 2016 Securities issued on the Issue Date and any Additional 2016 Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in Sale and Leaseback transactions; enter into transactions with affiliates and restrictions on dividends by Restricted Subsidiaries. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) the 2016 Securities having Investment Grade Ratings from both of the Rating Agencies and (ii) no Default or Event of Default with respect to the 2016 Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.07(a), 4.13, 4.14 and 5.01(a)(3) of the Indenture with respect to the 2016 Securities and in addition the Company and the Restricted Subsidiaries shall be subject to Section 4.07(b) of the Indenture with respect to the 2016 Securities. If (i) a Default or Event of Default with respect to the 2016 Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) either or both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2016 Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2016 Securities.

5. Optional Redemption

Except as set forth in this paragraph 5 and in paragraph 6 “Tax Redemption” below, the Company shall not be entitled to redeem the 2016 Securities prior to May 15, 2013.

On and after May 15, 2013, the Company shall be entitled at its option to redeem the 2016 Securities, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2013	105.125%
2014	102.563%
2015 and thereafter	100.000%

In addition, prior to May 15, 2012, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the original aggregate principal amount of the 2016 Securities (calculated giving effect to any issuance of Additional 2016 Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2016 Securities (calculated giving effect to any issuance of Additional 2016 Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

Prior to May 15, 2013, the Company shall be entitled at its option to redeem the 2016 Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2016 Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Tax Redemption

The 2016 Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to, but not including, the date fixed for redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), upon the giving of a notice as described below, if the Company determines that: (a) as a result of (A) any change (without limitation, including any announced change) in, repeal of or amendment to any laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the Company’s successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, the Company or such successor, as applicable, has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the 2016 Securities; or (b) on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in 6(a) above, whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of the Company’s legal counsel, will result in the Company’s, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the Securities of such series, and, in any such case (a) or (b), the Company, in its business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to it.

In the event that the Company elects to redeem the 2016 Securities pursuant to the provisions of this Section 6, the Company will deliver to the Trustee an Officers’ Certificate stating that it is entitled to redeem the Securities of such series pursuant to their terms.

Notice of intention to redeem the Securities of any series will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2016 Securities to be redeemed at his registered address. 2016 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2016 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2016 Securities (or such portions thereof) called for redemption.

8. Put Provisions

Upon a Change of Control, any Holder of 2016 Securities will have the right to cause the Company to repurchase all or any part of the 2016 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2016 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Guarantee

The payment by the Company of the Principal of, and premium and interest on, the 2016 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

10. Security

The 2016 Securities are secured by the Senior Secured Pledge Bond issued by the Company under the Master Trust Indenture and pledged as collateral security for the 2016 Securities.

11. Denominations; Transfer; Exchange

The 2016 Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2016 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2016 Securities selected for redemption (except, in the case of a 2016 Security to be redeemed in part, the portion of the 2016 Security not to be redeemed) or any Securities for a period of 15 days before a selection of 2016 Securities to be redeemed or 15 days before an interest payment date.

12. Persons Deemed Owners

The registered Holder of this 2016 Security may be treated as the owner of it for all purposes.

13. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2016 Securities and the Indenture with respect to the 2016 Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the 2016 Securities to redemption or maturity, as the case may be.

15. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2016 Securities and the 2016 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2016 Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2016 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2016 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2016 Securities or the 2016 Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2016 Securities in addition to or in place of certificated 2016 Securities, or to add guarantees with respect to the 2016 Securities or to secure the 2016 Securities, or to add additional covenants with respect to the 2016 Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2016 Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2016 Securities, or to provide for the issuance of Additional 2016 Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Offering Memorandum.

16. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2016 Securities include (a) default for 30 days in payment of interest on the 2016 Securities; (b) default in payment of principal on the 2016 Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with the conditions of Section 4.06 or Section 5.01 in the Indenture; (d) failure by the Company or any Restricted Security to comply with any of its agreements contained in the 2016 Securities or the Indenture other than (a) through (c) above subject to certain notice and cure provisions (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $100 million; (f) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or a Significant Subsidiary; (g) certain judgments or decrees for the payment of money in excess of $100 million; (h) certain defaults with respect to a Subsidiary Guarantee with respect to the 2016 Securities and (i) with respect to Collateral having a Fair Market Value in excess of $100 million, certain assertions by the Company or a Subsidiary Guarantor that security over such Collateral is not a valid, perfected, first priority Lien, subject to certain exceptions. If an Event of Default with respect to the 2016 Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2016 Securities may declare all the 2016 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2016 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of 2016 Securities may not enforce the Indenture with respect to the 2016 Securities or the 2016 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2016 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2016 Securities may direct the Trustee in its exercise of any trust or power with respect to the 2016 Securities. The Trustee may withhold from Holders of 2016 Securities notice of any continuing Default with respect to the 2016 Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2016 Securities.

17. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2016 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2016 Securities or the Indenture with respect to the 2016 Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2016 Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2016 Securities.

19. Authentication

This 2016 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2016 Security.

20. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2016 Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2016 Securities. No representation is made as to the accuracy of such numbers either as printed on the 2016 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Governing Law

THIS 2016 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder of 2016 Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2016 Security in larger type. Requests may be made to:

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention: Treasurer

ASSIGNMENT FORM

To assign this 2016 Security, fill in the form below:

I or we assign and transfer this 2016 Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this 2016 Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2016 Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2016 SECURITY

The following increases or decreases in this Global 2016 Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2016 Security	Amount of increase in Principal amount of this Global 2016 Security	Principal amount of this Global 2016 Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2016 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

☐  4.05    ☐  4.06

☐  If you want to elect to have only part of this 2016 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $—

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this 2016 Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 3.1

to

APPENDIX A

[FORM OF FACE OF 2019 144A SECURITY]

[Global Securities Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR ANY SUCCESSOR PROVISION THERETO (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE SEPTEMBER 9, 2009.

No.	$

CUSIP NO. 878742AN5

ISIN NO. US878742AN54

TECK RESOURCES LIMITED

10.75% Senior Secured Notes Due 2019

Teck Resources Limited, a Canadian corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of              Dollars on May 15, 2019.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

TECK RESOURCES LIMITED

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the 2019 Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF 2019 144A SECURITY]

10.75% Senior Secured Note Due 2019

1. Interest

Teck Resources Limited, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2019 Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2009. Interest on the 2019 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2019 Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2019 Securities (except defaulted interest) to the Persons who are registered holders of 2019 Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2019 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2019 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2019 Securities under an Indenture dated as of May 8, 2009 (“Indenture”), among the Company, the Guarantors and the Trustee. The terms of the 2019 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2019 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2019 Securities pursuant to Section 2.13 of the Indenture. The 2019 Securities issued on the Issue Date and any Additional 2019 Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in Sale and Leaseback transactions; enter into transactions with affiliates and restrictions on dividends by Restricted Subsidiaries. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) the 2019 Securities having Investment Grade Ratings from both of the Rating Agencies and (ii) no Default or Event of Default with respect to the 2019 Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.07(a), 4.13, 4.14 and 5.01(a)(3) of the Indenture with respect to the 2019 Securities and in addition the Company and the Restricted Subsidiaries shall be subject to Section 4.07(b) of the Indenture with respect to the 2019 Securities. If (i) a Default or Event of Default with respect to the 2019 Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) either or both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2019 Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2019 Securities.

5. Optional Redemption

Except as set forth in this paragraph 5 and in paragraph 6 “Tax Redemption” below, the Company shall not be entitled to redeem the 2019 Securities prior to May 15, 2014.

On and after May 15, 2014, the Company shall be entitled at its option to redeem the 2019 Securities, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2014	105.325%
2015	103.583%
2016	101.792%
2017 and thereafter	100.000%

In addition, prior to May 15, 2012, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the original aggregate principal amount of the 2019 Securities (calculated giving effect to any issuance of Additional 2019 Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2019 Securities (calculated giving effect to any issuance of Additional 2019 Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

Prior to May 15, 2014, the Company shall be entitled at its option to redeem the 2019 Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2019 Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Tax Redemption

The 2019 Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to, but not including, the date fixed for redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), upon the giving of a notice as described below, if the Company determines that: (a) as a result of (A) any change (without limitation, including any announced change) in, repeal of or amendment to any laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the Company’s successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, the Company or such successor, as applicable, has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the 2019 Securities; or (b) on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in 6(a) above, whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of the Company’s legal counsel, will result in the Company’s, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the Securities of such series, and, in any such case (a) or (b), the Company, in its business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to it.

In the event that the Company elects to redeem the 2019 Securities pursuant to the provisions of this Section 6, the Company will deliver to the Trustee an Officers’ Certificate stating that it is entitled to redeem the Securities of such series pursuant to their terms.

Notice of intention to redeem the Securities of any series will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2019 Securities to be redeemed at his registered address. 2019 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2019 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2019 Securities (or such portions thereof) called for redemption.

8. Put Provisions

Upon a Change of Control, any Holder of 2019 Securities will have the right to cause the Company to repurchase all or any part of the 2019 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2019 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Guarantee

The payment by the Company of the Principal of, and premium and interest on, the 2019 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

10. Security

The 2019 Securities are secured by the Senior Secured Pledge Bond issued by the Company under the Master Trust Indenture and pledged as collateral security for the 2019 Securities.

11. Denominations; Transfer; Exchange

The 2019 Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2019 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2019 Securities selected for redemption (except, in the case of a 2019 Security to be redeemed in part, the portion of the 2019 Security not to be redeemed) or any Securities for a period of 15 days before a selection of 2019 Securities to be redeemed or 15 days before an interest payment date.

12. Persons Deemed Owners

The registered Holder of this 2019 Security may be treated as the owner of it for all purposes.

13. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2019 Securities and the Indenture with respect to the 2019 Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the 2019 Securities to redemption or maturity, as the case may be.

15. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2019 Securities and the 2019 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2019 Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2019 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2019 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2019 Securities or the 2019 Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2019 Securities in addition to or in place of certificated 2019 Securities, or to add guarantees with respect to the 2019 Securities or to secure the 2019 Securities, or to add additional covenants with respect to the 2019 Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2019 Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2019 Securities, or to provide for the issuance of Additional 2019 Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Offering Memorandum.

16. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2019 Securities include (a) default for 30 days in payment of interest on the 2019 Securities; (b) default in payment of principal on the 2019 Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with the conditions of Section 4.06 or Section 5.01 in the Indenture; (d) failure by the Company or any Restricted Security to comply with any of its agreements contained in the 2019 Securities or the Indenture other than (a) through (c) above subject to certain notice and cure provisions (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $100 million; (f) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or a Significant Subsidiary; (g) certain judgments or decrees for the payment of money in excess of $100 million; (h) certain defaults with respect to a Subsidiary Guarantee with respect to the 2019 Securities and (i) with respect to Collateral having a Fair Market Value in excess of $100 million, certain assertions by the Company or a Subsidiary Guarantor that security over such Collateral is not a valid, perfected, first priority Lien, subject to certain exceptions. If an Event of Default with respect to the 2019 Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2019 Securities may declare all the 2019 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2019 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of 2019 Securities may not enforce the Indenture with respect to the 2019 Securities or the 2019 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2019 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2019 Securities may direct the Trustee in its exercise of any trust or power with respect to the 2019 Securities. The Trustee may withhold from Holders of 2019 Securities notice of any continuing Default with respect to the 2019 Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2019 Securities.

17. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2019 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2019 Securities or the Indenture with respect to the 2019 Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2019 Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2019 Securities.

19. Authentication

This 2019 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2019 Security.

20. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2019 Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2019 Securities. No representation is made as to the accuracy of such numbers either as printed on the 2019 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Governing Law

THIS 2019 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder of 2019 Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2019 Security in larger type. Requests may be made to:

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention: Treasurer

ASSIGNMENT FORM

To assign this 2019 Security, fill in the form below:

I or we assign and transfer this 2019 Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this 2019 Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2019 Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2019 SECURITY

The following increases or decreases in this Global 2019 Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2019 Security	Amount of increase in Principal amount of this Global 2019 Security	Principal amount of this Global 2019 Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2019 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

☐  4.05    ☐  4.06

☐  If you want to elect to have only part of this 2019 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $—

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this 2019 Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 3.2

to

APPENDIX A

[FORM OF FACE OF 2019 REGULATION S SECURITY]

[Global Securities Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE SEPTEMBER 9, 2009.

No.	$

CUSIP NO. C87392AC7

ISIN NO. USC87392AC75

TECK RESOURCES LIMITED

10.75% Senior Secured Notes Due 2019

Teck Resources Limited, a Canadian corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of              Dollars on May 15, 2019.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

TECK RESOURCES LIMITED

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the 2019 Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF 2019 REGULATION S SECURITY]

10.75% Senior Secured Note Due 2019

1. Interest

Teck Resources Limited, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2019 Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2009. Interest on the 2019 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2019 Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2019 Securities (except defaulted interest) to the Persons who are registered holders of 2019 Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2019 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2019 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2019 Securities under an Indenture dated as of May 8, 2009 (“Indenture”), among the Company, the Guarantors and the Trustee. The terms of the 2019 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2019 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2019 Securities pursuant to Section 2.13 of the Indenture. The 2019 Securities issued on the Issue Date and any Additional 2019 Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in Sale and Leaseback transactions; enter into transactions with affiliates and restrictions on dividends by Restricted Subsidiaries. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) the 2019 Securities having Investment Grade Ratings from both of the Rating Agencies and (ii) no Default or Event of Default with respect to the 2019 Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.07(a), 4.13, 4.14 and 5.01(a)(3) of the Indenture with respect to the 2019 Securities and in addition the Company and the Restricted Subsidiaries shall be subject to Section 4.07(b) of the Indenture with respect to the 2019 Securities. If (i) a Default or Event of Default with respect to the 2019 Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) either or both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2019 Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2019 Securities.

5. Optional Redemption

Except as set forth in this paragraph 5 and in paragraph 6 “Tax Redemption” below, the Company shall not be entitled to redeem the 2019 Securities prior to May 15, 2014.

On and after May 15, 2014, the Company shall be entitled at its option to redeem the 2019 Securities, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2014	105.325%
2015	103.583%
2016	101.792%
2017 and thereafter	100.000%

In addition, prior to May 15, 2012, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the original aggregate principal amount of the 2019 Securities (calculated giving effect to any issuance of Additional 2019 Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2019 Securities (calculated giving effect to any issuance of Additional 2019 Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

Prior to May 15, 2014, the Company shall be entitled at its option to redeem the 2019 Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2019 Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Tax Redemption

The 2019 Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to, but not including, the date fixed for redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), upon the giving of a notice as described below, if the Company determines that: (a) as a result of (A) any change (without limitation, including any announced change) in, repeal of or amendment to any laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the Company’s successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, the Company or such successor, as applicable, has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the 2019 Securities; or (b) on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in 6(a) above, whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of the Company’s legal counsel, will result in the Company’s, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the Securities of such series, and, in any such case (a) or (b), the Company, in its business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to it.

In the event that the Company elects to redeem the 2019 Securities pursuant to the provisions of this Section 6, the Company will deliver to the Trustee an Officers’ Certificate stating that it is entitled to redeem the Securities of such series pursuant to their terms.

Notice of intention to redeem the Securities of any series will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2019 Securities to be redeemed at his registered address. 2019 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2019 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2019 Securities (or such portions thereof) called for redemption.

8. Put Provisions

Upon a Change of Control, any Holder of 2019 Securities will have the right to cause the Company to repurchase all or any part of the 2019 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2019 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Guarantee

The payment by the Company of the Principal of, and premium and interest on, the 2019 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

10. Security

The 2019 Securities are secured by the Senior Secured Pledge Bond issued by the Company under the Master Trust Indenture and pledged as collateral security for the 2019 Securities.

11. Denominations; Transfer; Exchange

The 2019 Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2019 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2019 Securities selected for redemption (except, in the case of a 2019 Security to be redeemed in part, the portion of the 2019 Security not to be redeemed) or any Securities for a period of 15 days before a selection of 2019 Securities to be redeemed or 15 days before an interest payment date.

12. Persons Deemed Owners

The registered Holder of this 2019 Security may be treated as the owner of it for all purposes.

13. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2019 Securities and the Indenture with respect to the 2019 Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the 2019 Securities to redemption or maturity, as the case may be.

15. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2019 Securities and the 2019 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2019 Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2019 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2019 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2019 Securities or the 2019 Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2019 Securities in addition to or in place of certificated 2019 Securities, or to add guarantees with respect to the 2019 Securities or to secure the 2019 Securities, or to add additional covenants with respect to the 2019 Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2019 Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2019 Securities, or to provide for the issuance of Additional 2019 Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Offering Memorandum.

16. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2019 Securities include (a) default for 30 days in payment of interest on the 2019 Securities; (b) default in payment of principal on the 2019 Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with the conditions of Section 4.06 or Section 5.01 in the Indenture; (d) failure by the Company or any Restricted Security to comply with any of its agreements contained in the 2019 Securities or the Indenture other than (a) through (c) above subject to certain notice and cure provisions (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $100 million; (f) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or a Significant Subsidiary; (g) certain judgments or decrees for the payment of money in excess of $100 million; (h) certain defaults with respect to a Subsidiary Guarantee with respect to the 2019 Securities and (i) with respect to Collateral having a Fair Market Value in excess of $100 million, certain assertions by the Company or a Subsidiary Guarantor that security over such Collateral is not a valid, perfected, first priority Lien, subject to certain exceptions. If an Event of Default with respect to the 2019 Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2019 Securities may declare all the 2019 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2019 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of 2019 Securities may not enforce the Indenture with respect to the 2019 Securities or the 2019 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2019 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2019 Securities may direct the Trustee in its exercise of any trust or power with respect to the 2019 Securities. The Trustee may withhold from Holders of 2019 Securities notice of any continuing Default with respect to the 2019 Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2019 Securities.

17. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2019 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2019 Securities or the Indenture with respect to the 2019 Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2019 Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2019 Securities.

19. Authentication

This 2019 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2019 Security.

20. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2019 Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2019 Securities. No representation is made as to the accuracy of such numbers either as printed on the 2019 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Governing Law

THIS 2019 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder of 2019 Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2019 Security in larger type. Requests may be made to:

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention: Treasurer

ASSIGNMENT FORM

To assign this 2019 Security, fill in the form below:

I or we assign and transfer this 2019 Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this 2019 Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2019 Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2019 SECURITY

The following increases or decreases in this Global 2019 Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2019 Security	Amount of increase in Principal amount of this Global 2019 Security	Principal amount of this Global 2019 Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2019 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

☐  4.05    ☐  4.06

☐   If you want to elect to have only part of this 2019 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $—

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this 2019 Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 3.3

to

APPENDIX A

[FORM OF FACE OF 2019 REGISTERED SECURITY]

[Global Securities Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE SEPTEMBER 9, 2009.

No.	$

CUSIP NO. 878742AQ8

ISIN NO. US878742AQ85

TECK RESOURCES LIMITED

10.75% Senior Secured Notes Due 2019

Teck Resources Limited, a Canadian corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of              Dollars on May 15, 2019.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

TECK RESOURCES LIMITED

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the 2019 Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF 2019 REGISTERED SECURITY]

10.75% Senior Secured Note Due 2019

1. Interest

Teck Resources Limited, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2019 Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2009. Interest on the 2019 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2019 Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2019 Securities (except defaulted interest) to the Persons who are registered holders of 2019 Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2019 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2019 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2019 Securities under an Indenture dated as of May 8, 2009 (“Indenture”), among the Company, the Guarantors and the Trustee. The terms of the 2019 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2019 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2019 Securities pursuant to Section 2.13 of the Indenture. The 2019 Securities issued on the Issue Date and any Additional 2019 Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in Sale and Leaseback transactions; enter into transactions with affiliates and restrictions on dividends by Restricted Subsidiaries. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) the 2019 Securities having Investment Grade Ratings from both of the Rating Agencies and (ii) no Default or Event of Default with respect to the 2019 Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.07(a), 4.13, 4.14 and 5.01(a)(3) of the Indenture with respect to the 2019 Securities and in addition the Company and the Restricted Subsidiaries shall be subject to Section 4.07(b) of the Indenture with respect to the 2019 Securities. If (i) a Default or Event of Default with respect to the 2019 Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) either or both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2019 Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2019 Securities.

5. Optional Redemption

Except as set forth in this paragraph 5 and in paragraph 6 “Tax Redemption” below, the Company shall not be entitled to redeem the 2019 Securities prior to May 15, 2014.

On and after May 15, 2014, the Company shall be entitled at its option to redeem the 2019 Securities, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2014	105.325%
2015	103.583%
2016	101.792%
2017 and thereafter	100.000%

In addition, prior to May 15, 2012, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the original aggregate principal amount of the 2019 Securities (calculated giving effect to any issuance of Additional 2019 Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2019 Securities (calculated giving effect to any issuance of Additional 2019 Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

Prior to May 15, 2014, the Company shall be entitled at its option to redeem the 2019 Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2019 Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Tax Redemption

The 2019 Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to, but not including, the date fixed for redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), upon the giving of a notice as described below, if the Company determines that: (a) as a result of (A) any change (without limitation, including any announced change) in, repeal of or amendment to any laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the Company’s successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, the Company or such successor, as applicable, has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the 2019 Securities; or (b) on or after (i) May 5, 2009, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in 6(a) above, whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of the Company’s legal counsel, will result in the Company’s, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to the Securities of such series, and, in any such case (a) or (b), the Company, in its business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to it.

In the event that the Company elects to redeem the 2019 Securities pursuant to the provisions of this Section 6, the Company will deliver to the Trustee an Officers’ Certificate stating that it is entitled to redeem the Securities of such series pursuant to their terms.

Notice of intention to redeem the Securities of any series will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2019 Securities to be redeemed at his registered address. 2019 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2019 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2019 Securities (or such portions thereof) called for redemption.

8. Put Provisions

Upon a Change of Control, any Holder of 2019 Securities will have the right to cause the Company to repurchase all or any part of the 2019 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2019 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Guarantee

The payment by the Company of the Principal of, and premium and interest on, the 2019 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

10. Security

The 2019 Securities are secured by the Senior Secured Pledge Bond issued by the Company under the Master Trust Indenture and pledged as collateral security for the 2019 Securities.

11. Denominations; Transfer; Exchange

The 2019 Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2019 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2019 Securities selected for redemption (except, in the case of a 2019 Security to be redeemed in part, the portion of the 2019 Security not to be redeemed) or any Securities for a period of 15 days before a selection of 2019 Securities to be redeemed or 15 days before an interest payment date.

12. Persons Deemed Owners

The registered Holder of this 2019 Security may be treated as the owner of it for all purposes.

13. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2019 Securities and the Indenture with respect to the 2019 Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the 2019 Securities to redemption or maturity, as the case may be.

15. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2019 Securities and the 2019 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2019 Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2019 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2019 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2019 Securities or the 2019 Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2019 Securities in addition to or in place of certificated 2019 Securities, or to add guarantees with respect to the 2019 Securities or to secure the 2019 Securities, or to add additional covenants with respect to the 2019 Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2019 Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2019 Securities, or to provide for the issuance of Additional 2019 Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Offering Memorandum.

16. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2019 Securities include (a) default for 30 days in payment of interest on the 2019 Securities; (b) default in payment of principal on the 2019 Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with the conditions of Section 4.06 or Section 5.01 in the Indenture; (d) failure by the Company or any Restricted Security to comply with any of its agreements contained in the 2019 Securities or the Indenture other than (a) through (c) above subject to certain notice and cure provisions (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $100 million; (f) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or a Significant Subsidiary; (g) certain judgments or decrees for the payment of money in excess of $100 million; (h) certain defaults with respect to a Subsidiary Guarantee with respect to the 2019 Securities and (i) with respect to Collateral having a Fair Market Value in excess of $100 million, certain assertions by the Company or a Subsidiary Guarantor that security over such Collateral is not a valid, perfected, first priority Lien, subject to certain exceptions. If an Event of Default with respect to the 2019 Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2019 Securities may declare all the 2019 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2019 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of 2019 Securities may not enforce the Indenture with respect to the 2019 Securities or the 2019 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2019 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2019 Securities may direct the Trustee in its exercise of any trust or power with respect to the 2019 Securities. The Trustee may withhold from Holders of 2019 Securities notice of any continuing Default with respect to the 2019 Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2019 Securities.

17. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2019 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2019 Securities or the Indenture with respect to the 2019 Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2019 Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2019 Securities.

19. Authentication

This 2019 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2019 Security.

20. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2019 Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2019 Securities. No representation is made as to the accuracy of such numbers either as printed on the 2019 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Governing Law

THIS 2019 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder of 2019 Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2019 Security in larger type. Requests may be made to:

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention: Treasurer

ASSIGNMENT FORM

To assign this 2019 Security, fill in the form below:

I or we assign and transfer this 2019 Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this 2019 Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2019 Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2019 SECURITY

The following increases or decreases in this Global 2019 Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2019 Security	Amount of increase in Principal amount of this Global 2019 Security	Principal amount of this Global 2019 Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2019 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

☐  4.05    ☐  4.06

☐  If you want to elect to have only part of this 2019 Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $—

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this 2019 Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

APPENDIX B

[FORM OF NOTATION OF GUARANTEE]

GUARANTEE

For value received, each Initial Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 8, 2009 (the “Indenture”) among Teck Resources Limited, as issuer (the “Issuer”), the Guarantors listed on Schedule 1 thereto and The Bank of New York Mellon, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, and premium and Additional Interest, if any, and interest on, the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Each Initial Subsidiary Guarantor agrees that this Guarantee shall be a guarantee of payment and not of collection. All payments under this Guarantee shall be made in U.S. Dollars.

These and other additional obligations of the Guarantors to the Holder and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in the Indenture to which reference is hereby made for the precise terms of such obligations. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

By:
Name:
Title:

2

APPENDIX C

FORM OF CERTIFICATE OF TRANSFER

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention: General Counsel

Bank of New York Mellon, as Trustee

101 Barclay Street

Floor 4 East

New York, NY 10286

Attention : Corporate Trust Administration, International Team

Facsimile No.: 212-815-[—]

Re:	[%]% Senior Secured Notes due [DATE]

Reference is hereby made to the Indenture, dated as of May 8, 2009 (the “Indenture”), among Teck Resources Limited, as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        , (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of US$             in such Security[ies] or interests (the “Transfer”), to                         (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Security and in the Indenture and the Securities Act.

☐  Check and complete if Transferee will take delivery of a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Security and Restricted Definitive Security and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

☐  such Transfer is being effected to the Company or a Subsidiary thereof;

or

☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

☐  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security or Restricted Definitive Security and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Teck Resources Limited

3300, 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Attention: General Counsel

Bank of New York Mellon

101 Barclay Street

Floor 4E

New York, NY 10286

Attention : Corporate Trust Administration, International Team

Facsimile No.: 212-815-[—]

Re:	[%]% Senior Secured Notes due [DATE]

Reference is hereby made to the Indenture, dated as of May 8, 2009 (the “Indenture”), among Teck Resources Limited, as issuer (the “Company”), the Guarantors party thereto and , as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of US$            in such Security[ies] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security evidencing the same indebtedness as the Restricted Global Security

☐  Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐  Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐   Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐  Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

☐  Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

☐  Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s

Restricted Definitive Security for a beneficial interest in the [CIRCLE ONE] 144A Global Security or Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-4